Exhibit 10.14

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), dated as of October 23, 2018, is entered into by and between NS 141 Tremont LLC, a Massachusetts limited liability company (“Landlord”) and Flywire Corporation, a Delaware corporation (formerly known as peerTransfer Corporation) (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are parties to that certain Office Lease Agreement dated as of April 8, 2015 by and between Landlord, as landlord, and Tenant, as tenant (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 7, 2016 by and between Landlord, as landlord, and Tenant, as tenant (the “First Amendment”);

WHEREAS, the Original Lease, as amended by the First Amendment, shall be known as the “Lease”;

WHEREAS, the Lease relates to the premises comprised of (a) approximately 5,473 rentable square feet located on the tenth (10th ) floor of the building known and numbered as 141 Tremont Street, Boston, Massachusetts (the “10th Floor Premises”) and (b) approximately 5,473 rentable square feet located on the ninth (9th) floor of the building known and numbered as 141 Tremont Street, Boston, Massachusetts (the “9th Floor Premises”);

WHEREAS, the 10th Floor Premises and the 9th Floor Premises are collectively referred to herein as the “Existing Premises” and the building known and numbered as 141 Tremont Street, Boston, Massachusetts is referred to herein as the “Building”; and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Extension of Term. The term (the “Term”) of the Lease is presently due to expire on September 30, 2021. The Term of the Lease is hereby extended through the date ending sixty-four (64) months after the 11th Floor Premises Commencement Date, such ending date being known as the “Expiration Date.” As used herein, the “11th Floor Premises Commencement Date” shall mean the date upon which Landlord delivers to Tenant the premises measuring approximately 5,473 rentable square feet located on the eleventh (11th) floor of the Building and shown on Exhibit A attached hereto and made a part hereof (the “11th Floor Premises”) vacant and broom-clean. Landlord shall use commercially reasonable efforts to deliver the 11th Floor Premises to Tenant by December 1, 2018 (the “11th Floor Premises Target Delivery Date”), but Tenant shall have no claim against Landlord for failure to deliver the 11th Floor Premises to Tenant by such date. Notwithstanding the foregoing, (a) if the 11th Floor Premises Commencement

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Date has not occurred by December 31, 2018, then the Rent Abatement Period (as hereinafter defined) shall be extended by one day for each day after December 31, 2018 until the 11th Floor Premises Commencement Date has occurred, and (b) if the 11th Floor Premises Commencement Date still has not occurred by January 31, 2019, then the Rent Abatement Period shall be extended by two days for each day after January 31, 2019 until the 11th Floor Premises Commencement Date has occurred or the Lease has been terminated, and ( c) if the 11th Floor Premises Commencement Date still has not occurred by March 31, 2019, Tenant may, at Tenant’s sole option, exercised by written notice to Landlord given any time after March 31, 2019 (but prior to the date on which the 11th Floor Premises Commencement Date occurs), cancel this Second Amendment, in which case the terms and provisions of this Second Amendment shall be null and void and without recourse to the parties hereto. When the 11th Floor Premises Commencement Date and the Expiration Date have been determined in accordance with the provisions set forth in this Second Amendment, the parties hereto shall execute an instrument setting forth such dates, and updating the rent schedules set forth in Section 5 and Section 10 of this Second Amendment to include actual dates, and said instrument shall be deemed a supplement to and part of this Second Amendment.

2.

Addition of 11th Floor Premises. Starting on the 11th Floor Premises Commencement Date, the Lease shall be amended to provide that the premises demised to Tenant under the Lease shall include the 11th Floor Premises. Thereafter, all references to the “Premises” in the Lease shall be deemed to include both the Existing Premises and the 11th Floor Premises, and contain a total of 16,419 rentable square feet.

3.

Condition of 11th Floor Premises. Subject to Landlord’s express obligations under the Lease, including but not limited to Section 7.1 (Landlord’s Obligations) and Section 9 (Services) of the Original Lease, Tenant shall accept the 11th Floor Premises in “AS IS, WHERE IS, WITH ALL FAULTS” condition, and without any representations or warranties by Landlord to Tenant as to the condition of the 11th Floor Premises, or the suitability thereof for Tenant’s use.

4.	Tenant’s 11th Floor Premises Work; TI Allowance; Space Plan Allowance.

4.1

Tenant’s 11th Floor Premises Work. This Section 4 sets forth the obligations of Landlord and Tenant with respect to the initial improvements to be performed in the 11th Floor Premises by Tenant (such improvements, “Tenant’s 11th Floor Premises Work”). Tenant acknowledges and agrees that Tenant’s 11th Floor Premises Work shall be done in accordance with all applicable laws, rules and regulations, and otherwise in accordance with the terms of the Lease, including without limitation Section 12 (Alterations, Additions and Improvements to the Premises) of the Original Lease.

4.2	TI Allowance.

4.2.1	Amount of TI Allowance. Subject to the terms and conditions set forth herein, Landlord shall provide Tenant with a tenant improvement

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allowance of up to $50.00 per rentable square foot of the 11th Floor Premises (i.e., a maximum of $273,650.00 based on 5,473 rentable square feet) (“TI Allowance”) to be used by Tenant toward the costs of performing Tenant’s 11th Floor Premises Work.

4.2.2

Requisitions. The TI Allowance shall be payable by Landlord to Tenant in installments, as provided below, according to reasonable construction disbursement procedures and as Tenant’s 11th Floor Premises Work progresses. In any case, prior to payment of any such installment, Tenant shall deliver to Landlord a written requisition (“Requisition”), which Requisition shall be given no more frequently than once every thirty (30) days and which shall include, without limitation, (1) invoices from Tenant’s contractors, approved by Tenant, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed in the 11th Floor Premises for which reimbursement is requested, accompanied by certifications from Tenant’s contractors that the amount of the Requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such Requisition; (2) copies of conditional partial lien waivers or conditional final lien waivers (in the case of a final installment), or such other form(s) as Landlord may reasonably require so that no mechanic’s or materialman’s liens shall attach to the 11th Floor Premises or the Building as a result of Tenant’s 11th Floor Premises Work or, if attached, evidence reasonably satisfactory to Landlord that they have been satisfied of record or that they are being contested in good faith by Tenant with Tenant posting any bond or indemnity as required under applicable Laws pending the resolution of such challenge (and unconditional final lien waivers will be provided to Landlord when Tenant’s contractors have been paid in full); (3) certification from Tenant’s architect that Tenant’s 11th Floor Premises Work has been completed in accordance with the Tenant’s plans (in the case of a final installment); (4) “as built” plans for Tenant’s 11th Floor Premises Work (in the case of a final installment); and (5) a “certificate of occupancy” and/or “occupancy permit”, or a “temporary certificate of occupancy” and/or “temporary occupancy permit” from the City of Boston (or the applicable governmental authority) for the 11th Floor Premises with Tenant’s 11th Floor Premises Work completed (in the case of a final installment); or (6) with respect to the “soft costs” of Tenant’s 11th Floor Premises Work (as further described below), Tenant shall only be required to provide invoices showing in reasonable detail the cost of the items in question.

4.2.3

Payments. Provided that Tenant shall not be in an Event of Default at the time of any Requisition, Landlord shall pay each Requisition within thirty (30) days after receiving the materials enumerated in Section 4.2.2 above. Landlord’s payment shall be the product of the percentage derived by

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dividing the TI Allowance by the total contract price for Tenant’s 11th Floor Premises Work, and multiplying such percentage by the amount on the applicable Requisition, less the construction management fee set forth below. All Requisitions shall incorporate a retainage equal to the greater of (I) the retainage set forth in the construction contract or (2) five percent (5%) of the amount due under the construction contract. Any retainage amounts withheld from any Requisitions shall be paid by Landlord to Tenant at the same time Landlord disburses payment for the final Requisition.

4.2.4	Restrictions on TI Allowance. Notwithstanding anything to the contrary contained herein:

(1)

Tenant shall submit each Requisition directly to Landlord. In the event Tenant has failed to provide proof of payment by Tenant to Tenant’s contractors (in the form of a cancelled check or other evidence reasonably satisfactory to Landlord) showing that the amount of the prior Requisition has been paid for in full, Landlord may at its option (a) refuse to pay the current Requisition until such time that Tenant provides proof of payment or (b) elect to pay the Requisition directly to Tenant’s contractors.

(2)	In no event shall Tenant be entitled to apply any amount of the TI Allowance towards any fees paid to employees of Tenant.

(3)

While Tenant shall be permitted to apply the TI Allowance towards the “soft costs” of Tenant’s 11th Floor Premises Work, such as design fees, architectural fees, engineering fees, construction manager fees, supervisory fees and the like, in no event shall Tenant be entitled to apply any amount of the TI Allowance towards (a) Tenant’s furniture, fixtures and equipment, (b) Tenant’s moving costs, or (c) Tenant’s rental obligation hereunder.

(4)

Landlord shall have no obligation to pay any Requisition received after the Outside Requisition Date. As used herein, the “Outside Requisition Date” shall mean the date which is the ten (10) month anniversary of the 11th Floor Premises Commencement Date.

(5)

Tenant acknowledges and agrees that, prior to payment of any installment hereunder, Landlord shall have the right to examine and inspect Tenant’s 11th Floor Premises Work to confirm that the improvements reflected on the Requisition have been performed in accordance with the terms, covenants and conditions of this Lease; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.

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4.3	Additional Covenants. In addition, the following additional covenants shall apply to Tenant’s 11th Floor Premises Work:

(1)

In consideration of Landlord’s costs associated with the review and supervision of Tenant’s 11th Floor Premises Work, Tenant shall pay to Landlord either (a) a construction management fee equal to five percent (5%) of the total contract price of Tenant’s 11th Floor Premises Work (if Tenant hires Landlord as its project manager), or (b) a construction management fee equal to two and one-half percent (2.5%) of the total contract price of Tenant’s 11th Floor Premises Work (if Tenant hires a third party as its project manager), and in either case such construction management fee shall be deducted from the Tl Allowance. In addition, Tenant agrees to reimburse Landlord for any third-party out-of-pocket expenses reasonably incurred by Landlord in connection with Landlord’s review of Tenant’s plans for Tenant’s 11th Floor Premises Work and Landlord’s supervision of Tenant’s 11th Floor Premises Work within thirty (30) days after receipt of Landlord’s invoice therefor.

4.4

Notices Relating to Tenant’s 11th Floor Premises Work. Notwithstanding the notice provisions contained in the Lease, as amended hereby, Landlord and Tenant acknowledge and agree that any written notices relating to Tenant’s 11th Floor Premises Work may be sent via email as follows:

If to Landlord, then to Landlord’s construction representative: Kevin Kiley, kkiley@synergy-inv.com.

If to Tenant, then to Tenant’s construction representative: Mike Ellis, mellis@flywire.com.

4.5

Space Plan Allowance. In addition to the Tl Allowance, and provided that Tenant shall not be in an Event of Default at the time of its requisition therefor, Landlord shall provide Tenant with a space plan allowance of up to $0.10 per rentable square foot of the 11th Floor Premises (i.e., a maximum of $547.30 based on 5,473 rentable square feet) (“Space Plan Allowance”) to reimburse Tenant for the design fees incurred by Tenant in connection with Tenant’s 11th Floor Premises Work. The Space Plan Allowance shall be payable by Landlord to Tenant within thirty (30) days after Tenant’s written request therefor, which written request shall include Tenant’s invoices for said design fees.

5.

Base Rent for 11th Floor Premises. Starting on the 11th Floor Premises Commencement Date, Tenant shall pay Base Rent for the 11th Floor Premises as set forth in the table below and otherwise in accordance with the terms of the Lease.

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Period	Base Annual Rent (Based on 12 months)	Base Monthly Rent	Per RSF
11th Floor Premises Commencement Date – the last day of the 16th full month thereafter	$311,961.00	$25,996.75	$57.00
Month 17 (which shall commence on the first day of the month following the last day of such 16th full month after the 11th Floor Premises Commencement Date) – Month 28	$317,434.00	$26,452.83	$58.00
Month 29 – Month 40	$322,907.00	$26,908.92	$59.00
Month 41 – Month 52	$328,380.00	$27,365.00	$60.00
Month 53 – Month 64	$333,853.00	$27,821.08	$61.00

6.

Rent Abatement; Rent Abatement Period. Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Second Amendment, but subject to the terms and conditions of this Second Amendment, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the 11th Floor Premises for the first four (4) months (as such time period may be extended pursuant to Section 1 hereof) following the 11th Floor Premises Commencement Date (the “Rent Abatement Period”). Tenant acknowledges and agrees that, assuming a four (4) month Rent Abatement Period, the amount of the rent abatement will equal $103,987.00 (four (4) months x $25,996.75 = $103,987.00) (the “Rent Abatement”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the rental and perform the terms and conditions otherwise required under this Second Amendment. If, prior to the expiration of the Rent Abatement Period, Tenant shall be in an Event of Default under the Lease, beyond any applicable notice and cure period, then (1) Tenant shall immediately be obligated to begin paying Base Rent for the 11th Floor Premises in full and (2) Landlord shall have all rights and remedies set forth in the Lease in addition to any and all other rights and remedies available to Landlord at law or in equity.

7.

Additional Rent – Tenant’s Share of Taxes for 11th Floor Premises. Starting on July 1, 2020, with respect to the 11th Floor Premises only, Tenant shall pay 8.25% of the amount by which Taxes for the applicable fiscal year exceed Taxes for fiscal year 2020 (i.e., July 1, 2019-June 30, 2020).

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8.

Additional Rent – Tenant’s Share of Operating Expenses for 11th Floor Premises. Starting on January 1, 2020, with respect to the 11th Floor Premises only, Tenant shall pay 8.25% of the amount by which Operating Expenses for the applicable calendar year exceed Operating Expenses for calendar year 2019 (i.e., January 1, 2019 – December 31, 2019). The parties agree that the definition of “Base Expenses” set forth in
Section 6(c) (Additional Rent) of the Original Lease shall be applied to the calculation of Operating Expenses for calendar year 2019 with respect to the 11th Floor Premises.

9.

Electricity for 11th Floor Premises. Starting on the 11th Floor Premises Commencement Date, Tenant shall pay for all electricity used by Tenant in the 11th Floor Premises based on the utility service provider’s reading of one or more direct meters, and payable by Tenant to the utility service provider upon demand. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. Landlord, at any time during the Term of the Lease, shall have the right (1) to sub-meter or check meter electricity for the 11th Floor Premises, in which case electricity shall be paid by Tenant to Landlord as Additional Rent, or (2) to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

10.

Base Rent for Existing Premises. Starting on October 1, 2021, Tenant shall pay Base Rent for the Existing Premises as set forth in the table below and otherwise in accordance with the terms of the Lease.

Period	Base Annual Rent (Based on 12 months)	Base Monthly Rent	Per RSF
October 1, 2021 – Month 40 (as determined under Section 5 of this Second Amendment)	$645,814.00	$53,817.83	$59.00
Month 41 – Month 52 (as determined under Section 5 of this Second Amendment)	$656,760.00	$54,730.00	$60.00
Month 53 – Month 64 (as determined under Section 5 of this Second Amendment)	$667,706.00	$55,642.17	$61.00

11.

Additional Rent – Tenant’s Share of Taxes for Existing Premises. Starting on October 1, 2021, with respect to the Existing Premises only, Tenant shall continue to pay 16.50% of the amount by which Taxes for the applicable fiscal year exceed Taxes for fiscal year 2016 (i.e., July 1, 2015 – June 30, 2016).

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12.

Additional Rent – Tenant’s Share of Operating Expenses for Existing Premises. Starting on October 1, 2021, with respect to the Existing Premises only, Tenant shall continue to pay 16.50% of the amount by which Operating Expenses for the applicable calendar year exceed Operating Expenses for calendar year 2015 (i.e., January 1, 2015 – December 31, 2015).

13.	Electricity for Existing Premises. Starting on October 1, 2021, Tenant shall continue to pay for electricity for the Existing Premises in accordance with Section 10 (Utilities) of the Original Lease.

14.	Security Deposit.

14.1

The parties hereto acknowledge and agree that Landlord is currently holding $100,000.00 as the Security Deposit under the Lease. Simultaneously with Tenant’s execution of this Second Amendment, Tenant shall remit to Landlord, by check or wire transfer of immediately available funds, $50,000.00 (the “Additional Security Deposit”) to be held as additional security for Tenant’s performance of its obligations set forth in the Lease; it being agreed that upon Landlord’s receipt of the Additional Security Deposit, the total amount of the Security Deposit held by Landlord shall be $150,000.00.

14.2

Section 13.2 of the First Amendment is hereby deleted in its entirety. The terms and conditions relating to the reduction (if any) of the Security Deposit shall be controlled by this Section 14.2. Subject to the terms and conditions contained herein, provided that Tenant shall not be in an Event of Default under the Lease, beyond any applicable notice and cure period, on the Reduction Date (as hereinafter defined), the Security Deposit shall be decreased to $90,000.00 (the “Reduced Amount”) after the twenty-four (24) month anniversary of the 11th Floor Premises rent commencement date (the “Reduction Date”). Landlord shall, promptly following the Reduction Date, and Tenant’s written request therefor, refund to Tenant the amount necessary to reduce the Security Deposit to the Reduced Amount. Should Tenant be in an Event of Default under the Lease, beyond any applicable notice and cure period, on the Reduction Date, the Security Deposit then in effect shall remain in place (without reduction) for the balance of the Term of the Lease.

15.

Exterior Signage. Tenant shall have the option, at Tenant’s sole cost and expense, and as part of either Tenant’s 11th Floor Premises Work or future Alterations, to install a plaque with Tenant’s corporate name/logo on the exterior facade of the Building, provided (1) such plaque is consistent with the specifications set forth on Exhibit B, attached hereto and made a part hereof, and (2) the installation of such plaque is done in accordance with all applicable laws, rules and regulations, and otherwise in accordance with the terms of the Lease, including without limitation Section 12 (Alterations, Additions and Improvements to the Premises) of the Original Lease.

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16.

No Options. Tenant acknowledges and agrees that, except for the Extension Option referenced in Section 50 (Extension Option) of the Original Lease (which shall apply with respect to the entire Premises upon expiration of the Term as extended hereby), Tenant has no (1) options or rights to extend the Term of the Lease, (2) options, rights of first offer, rights of first refusal, or other rights to expand the rentable square feet comprising the Premises or lease any other space in the Building, or (3) options to terminate the Lease ( except in connection with a casualty as set forth in Section 14 (Fire or Other Casualty) of the Original Lease) or contract the rentable square feet comprising the Premises.

17.

No Brokers. Except for CBRE (representing Tenant exclusively), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Second Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Second Amendment. Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this Second Amendment by Landlord and Tenant. The provisions of this Section 17 shall survive the expiration or earlier termination of the Lease.

18.

Landlord’s Notice Address. Effective as of the date of this Second Amendment, Section 29 (Notices) of the Original Lease is hereby amended to provide that any notices to Landlord under the Lease shall be submitted to Landlord at the below address ( or at such other address as Landlord may hereafter designate by notice to Tenant as required hereby).

NS 141 Tremont LLC

c/o Synergy Investments

10 Post Office Square, 14th Floor

Boston, MA 02109

Attention: Senior Director of Leasing

with a copy to:

Rubin and Rudman LLP

53 State Street

Boston, MA 02109

Attention: Paul L. Baccari, Esq.

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19.

Landlord’s Rent Payment Address. Effective as of the date of this Second Amendment, Section 6(a) (Payment of Base Rent and Additional Rent) of the Original Lease is hereby amended to provide that any Rent payments under the Lease shall be submitted to Landlord at the below address (or at such other address as Landlord may hereafter designate by notice to Tenant as required hereby).

NS 141 Tremont LLC

c/o Synergy Investments

10 Post Office Square, 14th Floor

Boston, MA 02109

Attention: Accounting Department

20.

Representations and Warranties. Tenant represents, warrants and covenants to Landlord that (1) the Lease is in full force and effect, and (2) to the best of Tenant’s knowledge, Landlord is not in default under the Lease, and no facts or circumstances exist which, with the passage of time or the giving of notice or both, would constitute a Landlord default under the Lease.

21.

Authority. Tenant represents, warrants and covenants to Landlord that (1) Tenant is duly formed, has legal existence, is in good standing, and is qualified to do business in the state in which the Building is located, (2) Tenant has full right, power and authority to enter into this Second Amendment without the consent of any third party, and (3) the person or persons executing this Second Amendment on behalf of Tenant arc duly authorized to do so. Landlord represents, warrants and covenants to Tenant that (1) Landlord is duly formed, has legal existence, is in good standing, and is qualified to do business in the state in which the Building is located, (2) Landlord has full right, power and authority to enter into this Second Amendment without the consent of any third party, and (3) the person or persons executing this Second Amendment on behalf of Landlord are duly authorized to do so.

22.

References; Ratification. The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Second Amendment. Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

23.	Conflicts. In the event of a conflict between this Second Amendment and the Lease, this Second Amendment shall control.

24.	Capitalized Terms. Capitalized terms used in this Second Amendment but not defined in this Second Amendment have the meanings ascribed to them in the Lease.

25.

When Binding; Counterparts. This Second Amendment shall be binding upon the parties hereto only upon valid execution and delivery hereof by both Landlord and Tenant. Upon execution and delivery hereof by Landlord and Tenant, the agreements of the parties hereto shall be binding upon and inure to the benefit of their respective successors

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and assigns. This Second Amendment may be signed in counterpart originals, which taken together shall constitute one and the same instrument. Delivery of a copy of a signed counterpart original transmitted by facsimile or as a PDF or similar attachment to an email shall constitute a good and valid execution and delivery of this Second Amendment.

26.	Exhibits. Additional terms to this Second Amendment, if any, are set forth in the attached Exhibits, which are incorporated herein by reference as follows:

Exhibit A – Plan of 11th Floor Premises

Exhibit B – Exterior Signage Exhibit

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed as of the date set forth above.

LANDLORD:

NS 141 TREMONT LLC,

a Massachusetts limited liability company

By:	Synergy Financial LLC,
a Massachusetts limited liability company,
Property Manager and Authorized Agent

By:	/s/ David Greaney
David Greaney, Manager
Hereunto duly authorized

TENANT:

FLYWIRE CORPORATION,

a Delaware corporation

By:	/s/ Peter Butterfield
Name:	Peter Butterfield
Title:	General Counsel & Chief Compliance Officer
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]

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EXHIBIT A

PLAN OF 11TH FLOOR PREMISES

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EXHIBIT B

EXTERIOR SIGNAGE EXHIBIT

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”), dated as April 7th, 2016, is entered into by and between NS 141 Tremont LLC, a Massachusetts limited liability company (“Landlord”) and peerTransfer Corporation, a Delaware corporation, d/b/a “FlyWire” (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of April 8, 2015 (the “Lease”);

WHEREAS, the Lease relates to the premises hereafter referred to as the “10th Floor Premises” measuring approximately 5,473 rentable square feet located on the tenth (10th ) floor of the building known and numbered as 141 Tremont Street, Boston, MA (the “Building”); and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Extension of Term. The term (the “Term”) of the Lease is presently due to expire on September 30, 2020. The Term of the Lease is hereby extended through September 30, 2021 (the “Expiration Date”).

2.

Addition of 9th Floor Premises. Starting on the date upon which Landlord’s 9th Floor Premises Work (as hereinafter defined) is Substantially Complete (as hereinafter defined) (the “9th Floor Premises Commencement Date”), the Lease shall be amended to provide that the premises demised to Tenant under the Lease shall include additional premises (hereafter referred to as the “9th Floor Premises”) measuring approximately 5,473 rentable square feet located on the ninth (9th) floor of the Building and shown on Exhibit A attached hereto and made a part hereof. Thereafter, all references to the “Premises” in the Lease shall be deemed to include both the 9th Floor Premises and the 10th Floor Premises and contain a total of 10,946 rentable square feet. Subject to the terms and conditions set forth herein, Tenant may install its furniture, fixtures, equipment and appliances (“Tenant’s Work”) while Landlord completes Landlord’s 9th Floor Premises Work provided that (i) Tenant coordinates such installation with Landlord, (ii) such installation complies with the terms of the Lease, (iii) Tenant has deposited with Landlord the insurance certificates required by the Lease with respect to the 9th Floor Premises, and (iv) all the terms and conditions of the Lease shall apply to Tenant and the 9th Floor Premises during Tenant’s entry therein, provided that Tenant shall not be required to pay any rent, additional rent, electricity or other charges related to occupancy prior to the 9th Floor Premises Commencement Date. Landlord and Tenant shall each take commercially reasonable measures to ensure that Landlord’s contractors and Tenant’s contractors cooperate in commercially reasonable ways with each other to avoid

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any delay in either Landlord’s 9th Floor Premises Work or Tenant’s Work, or any conflict with the performance of either Landlord’s 9th Floor Premises Work or Tenant’s Work; Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the performance of Landlord’s 9th Floor Premises Work shall have priority.

3.

Condition of 9th Floor Premises; Landlord’s 9th Floor Premises Work. Except for completion of Landlord’s 9th Floor Premises Work in accordance with the terms hereof, and subject to Landlord’s express obligations under the Lease, including but not limited to Section 7.1 and Section 9 therein, Tenant shall accept the 9th Floor Premises in “AS IS, WHERE IS, WITH ALL FAULTS” condition, and without any representations or warranties by Landlord to Tenant as to the condition of the 9th Floor Premises, or the suitability thereof for Tenant’s use.

3.1

Work Letter; Concept Plan. Landlord shall perform the work (“Landlord’s 9th Floor Premises Work”) (a) set forth (i) in the work letter (the “Work Letter”) attached hereto as Exhibit B and (ii) on the concept plan (the “Concept Plan”) prepared by AW Interiors, dated March, 2016, attached hereto as Exhibit C in order to deliver the 9th Floor Premises to Tenant in accordance therewith and (b) with the existing internal staircase located in the 9th Floor Premises capped (the “Staircase Work”). Notwithstanding anything to the contrary contained herein, (1) Landlord shall not be responsible for the installation in the 9th Floor Premises of Tenant’s furniture, fixtures, equipment and appliances and (2) Landlord shall only be responsible for the cost of Landlord’s 9th Floor Premises Work (excluding the Staircase Work which shall be completed at Landlord’s sole cost and expense, but including the cost of the Construction Drawings (as hereinafter defined)) up to $45.00 per rentable square foot of the Premises (i.e., a maximum of $246,285.00 based on 5,473 rentable square feet), which shall include a construction management fee equal to five percent (5%) of the cost of Landlord’s 9th Floor Premises Work, excluding the cost of the Staircase Work. In the event the cost of Landlord’s 9th Floor Premises Work, excluding the cost of the Staircase Work, exceeds $246,285.00 (the “Excess Costs”), Tenant shall pay such Excess Costs as set forth below. Promptly after Landlord’s receipt of an estimate for Landlord’s 9th Floor Premises Work (the “Estimate”), Landlord shall deliver the Estimate to Tenant for Tenant’s approval. Within four (4) Business Days of receipt of the Estimate, Tenant shall respond to Landlord either approving the Estimate and the Excess Costs, or requesting changes to the Estimate (the “Revision Request”). If Tenant shall fail to respond to Landlord within the four (4) Business Day time period herein provided, Tenant shall be deemed to have accepted the Estimate and the Excess Costs (provided, however, any request for Tenant approval that is subject to the terms of this sentence shall be accompanied by a notice to Tenant (which notice may be sent via email in accordance with Section 4 below), stating in bold capital letters, “THE ENCLOSED DOCUMENT IS SUBJECT TO AUTOMATIC APPROVAL IF TENANT DOES NOT RESPOND TO LANDLORD WITHIN FOUR (4) BUSINESS DAYS OF THE DATE OF TENANT’S RECEIPT HEREOF”). If Tenant makes a Revision Request, Landlord shall deliver to Tenant within four (4) Business Days of the date of Tenant’s Revision Request, a revised Estimate (and to the extent necessary,

2

revised Construction Drawings). Landlord shall not commence construction of Landlord’s 9th Floor Premises Work until Tenant has approved the Estimate and the Excess Costs. Tenant shall be responsible for payment of all Excess Costs within ten ( l0) days of receipt of an invoice therefor from Landlord. Should Tenant fail to pay the Excess Costs to Landlord as required herein, Landlord shall have all rights and remedies set forth in Section 25 (Default) of the Lease in addition to any and all other rights and remedies available to Landlord at law or in equity.

3.2

Construction Drawings. In connection with the performance of Landlord’s 9th Floor Premises Work”, Landlord shall, based upon the Work Letter attached hereto as Exhibit B and the Concept Plan attached hereto as Exhibit C, submit to Tenant for Tenant’s approval a set of construction drawings for Tenant’s 9th Floor Premises Work (the “Construction Drawings”) within forty-five (45) days after the date of this First Amendment. Tenant agrees to use commercially reasonable efforts to respond to any request for approval of the Construction Drawings or any other request requiring Tenant’s consent with respect to Tenant’s 9th Floor Premises Work within four (4) Business Days after receipt thereof. If Tenant shall fail to respond to Landlord within the four (4) Business Day time period herein provided, Tenant shall be deemed to have accepted the Construction Drawings or any other request requiring Tenant’s consent (as the case may be), but provided that such document(s) shall be accompanied by a notice to Tenant (which notice may be sent via email in accordance with Section 4 below) including the language in bold, capital letters set forth in Section 3.1, above.

3.3

Building Standard. Section 3.l(B) of the Lease shall apply to Landlord’s construction of Landlord’s 9th Floor Premises Work, but substituting the term “Landlord’s 9th Floor Premises Work” for the term “Landlord’s Work”.

3.4

Substantial Completion of Landlord’s 9th Floor Premises Work. Landlord’s 9th Floor Premises Work shall be deemed “Substantially Complete” when (a) Landlord’s construction representative confirms that Landlord’s 9th Floor Premises Work has been completed in accordance with the Construction Drawings, Punchlist Items (as hereinafter defined) excepted and (b) Landlord has obtained a certificate of occupancy ( or temporary certificate of occupancy) as necessary for Tenant to occupy the 9th Floor Premises for the Permitted Use. Subject to delays due to events of Force Majeure (as defined in the Lease), Extra Work (as hereinafter defined), or Tenant Delay (as hereinafter defined), Landlord shall use commercially reasonable efforts to complete Landlord’s 9th Floor Premises Work on or before September I, 2016, but Tenant shall have no claim against Landlord for failure to complete Landlord’s 9th Floor Premises Work by such date. Notwithstanding the foregoing, in the event Landlord fails to deliver the 9th Floor Premises with Landlord’s 9th Floor Premises Work Substantially Complete on or before December 1, 2016 (except for delays due to events of Force Majeure, Extra Work, or Tenant Delay), then Landlord shall provide Tenant with a credit of one (1) day’s Base Rent with respect to the 9th Floor Premises for

3

each day after December 1, 2016 until the 9th Floor Premises Commencement Date occurs. The foregoing credit shall be applied on a day-for-day basis beginning on the 9th Floor Premises Commencement Date.

3.5

Extra Work. If, after approval of the Construction Drawings, Tenant requests any changes (including changes to materials or finishes) to such Construction Drawings (“Extra Work”), Tenant (at Tenant’s sole cost and expense) shall submit to Landlord all information, plans and specifications necessary for Landlord to review the Extra Work (the “Change Request”), the approval of which Landlord agrees not to unreasonably withhold, condition or delay; provided, however, that any approved Change Request shall be completed at Tenant’s sole cost and expense and subject to the terms and conditions of this Section 3.5 (and shall be deemed to be an Excess Cost). Prior to commencing any Extra Work related to the approved Change Request, Landlord shall submit to Tenant a written statement of the cost of such Extra Work (which statement shall include the amount of additional time required to complete such Extra Work) and a proposed tenant change order therefor (the “Change Order”) in the standard form then in use by Landlord. If Tenant wishes to proceed with the Extra Work, Tenant shall execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work. Costs related to approved Change Requests and Change Orders shall include, without limitation, Landlord’s architectural and design fees, construction management fee, and general contractor’s price for effecting the change. If Tenant fails to execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work, then Landlord shall not be obligated to do any additional work related to the approved Change Request and/or Change Order, and Landlord may proceed to perform only Landlord’s 9th Floor Premises Work.

3.6

Consequences of Extra Work. Notwithstanding anything contained herein or elsewhere in this First Amendment to the contrary, if there is any increase in Landlord’s cost for Landlord’s 9th Floor Premises Work solely as a result of the Extra Work approved by Tenant or if Landlord is delayed in substantial completion of Landlord’s 9th Floor Premises Work solely as a result of the Extra Work approved by Tenant, then (a) Tenant shall be responsible for the increase in Landlord’s cost for Landlord’s 9th Floor Premises Work, and (b) the 9th Floor Premises Commencement Date shall be deemed to be the date on which Landlord’s 9th Floor Premises Work would have been Substantially Complete but for the Extra Work.

3.7

Tenant Delay. A “Tenant Delay” shall be defined as any act or omission by Tenant or Tenant’s agents, employees, contractors, servants, licensees and invitees (“Tenant’s Agents”) which causes an actual delay in the performance of Landlord’s 9th Floor Premises Work (including, without limitation, Tenant’s failure to comply with any of the delivery dates or approval dates required relative to the design, planning and selection of finishes for Landlord’s 9th Floor Premises Work). Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay unless and until Landlord has given Tenant written notice (the “Tenant

4

Delay Notice”) advising Tenant: (a) that a Tenant Delay is occurring, (b) of the basis on which Landlord has determined that a Tenant Delay is occurring, and ( c) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay and Tenant has failed to correct the Tenant Delay specified in the Tenant Delay Notice within forty-eight (48) hours following receipt of the Tenant Delay Notice. No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

3.8

Consequences of Tenant Delay. Notwithstanding anything contained herein or elsewhere in this First Amendment to the contrary, if there is any increase in Landlord’s cost for Landlord’s 9th Floor Premises Work solely as a result of a Tenant Delay or if Landlord is delayed in substantial completion of Landlord’s 9th Floor Premises Work solely as a result of a Tenant Delay, then (a) Tenant shall be responsible for the increase in Landlord’s cost for Landlord’s 91 Floor Premises Work, and (b) the 9th Floor Premises Commencement Date shall be deemed to be the date on which Landlord’s 9th Floor Premises Work would have been Substantially Complete but for the Tenant Delay.

3.9

Punchlist Items. Promptly following delivery of the 9th Floor Premises to Tenant with Landlord’s 9th Floor Premises Work with respect thereto Substantially Complete, Landlord, Tenant and their respective construction representatives shall inspect the 9th Floor Premises and prepare a list (the “Punchlist”) of outstanding items which need to be completed to make Landlord’s 9th Floor Premises Work comply with the Work Letter (the “Punchlist Items”). Subject to delays due to events of Force Majeure, Extra Work, or Tenant Delay, Landlord shall use commercially reasonable efforts to complete all Punchlist Items within sixty (60) days of the date of the Punchlist.

4.

Notices Relating to Landlord’s 9th Floor Premises Work and Tenant’s Work. Notwithstanding the notice provisions contained in Section 29 (Notices) of the Lease, Landlord and Tenant acknowledge and agree that any written notices and/or approvals or disapprovals relating to Landlord’s 9th Floor Premises Work or Tenant’s Work (including any Tenant Delay Notice from Landlord to Tenant), may be sent via email as follows:

If to Landlord, then to Landlord’s construction representative: Kevin Kiley, kkiley@synergy-inv.com.

If to Tenant, then to Tenant’s construction representative: Michael Ellis, mellis@flywire.com.

5.

Base Rent for 9th Floor Premises. Starting on the later of (a) September 1, 2016 or (b) the 9th Floor Premises Commencement Date (such later date, the “9th Floor Premises Rent Commencement Date”) and ending on the Expiration Date, Tenant shall pay Base Rent for the 9th Floor Premises as set forth in the table below and otherwise in accordance with the terms of the Lease.

5

Period	Base Annual Rent (Based on 12 months)	Base Monthly Rent	Per RSF
9thFloor Premises Rent Commencement Date – September 30, 2016	$240,812.00	$20,067.67	$44.00
October 1, 2016 – September 30, 2017	$246,285.00	$20,523.75	$45.00
October 1, 2017 – September 30, 2018	$251,758.00	$20,979.83	$46.00
October 1, 2018 – September 30, 2019	$257,231.00	$21,435.92	$47.00
October 1, 2019 – September 30, 2020	$262,704.00	$21,892.00	$48.00
October 1, 2020 – September 30, 2021	$268,177.00	$22,348.08	$49.00

6.

Additional Rent – Tenant’s Share of Taxes for 9th Floor Premises. Starting on the 9th Floor Premises Rent Commencement Date and ending on the Expiration Date, with respect to the 9th Floor Premises only, Tenant shall pay 8.25% of the amount by which Taxes for the applicable fiscal year exceed Taxes for fiscal year 2017 (i.e., July 1, 2016 – June 30, 2017).

7.

Additional Rent – Tenant’s Share of Operating Expenses for 9th Floor Premises. Starting on the 9th Floor Premises Rent Commencement Date and ending on the Expiration Date, with respect to the 9th Floor Premises only, Tenant shall pay 8.25% of the amount by which Operating Expenses for the applicable calendar year exceed Operating Expenses for calendar year 2016 (i.e., January 1, 2016 – December 31, 2016). The parties agree that the definition of “Base Expenses” set forth in Section 6(c) of the Lease shall be applied to the calculation of Operating Expenses for calendar year 2016 with respect to the 9th Floor Premises.

8.

Electricity for 9th Floor Premises. Starting on the 9th Floor Premises Commencement Date and ending on the Expiration Date, Tenant shall pay for all electricity used by Tenant in the 9th Floor Premises based on the utility service provider’s reading of one or more direct meters, and payable by Tenant to the utility service provider upon demand. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. Landlord, at any time during the Term of the Lease, shall have the right (a) to sub-meter or check meter electricity for the 9th Floor

6

Premises, in which case electricity shall be paid by Tenant to Landlord as Additional Rent, or (b) to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

9.

Base Rent for 10th Floor Premises. Notwithstanding anything in the Lease to the contrary, starting on October 1, 2020 and ending on the Expiration Date, Tenant shall pay Base Rent for the 10th Floor Premises as set forth in the table below and otherwise in accordance with the terms of the Lease.

Period	Base Annual Rent (Based on 12 months)	Base Monthly Rent	Per RSF
October 1, 2020 – September 30, 2021	$268,177.00	$22,348.08	$49.00

10.

Additional Rent – Tenant’s Share of Taxes for 10th Floor Premises. Notwithstanding anything in the Lease to the contrary, starting on October 1, 2020 and ending on the Expiration Date, Tenant shall continue to pay Tenant’s Share of Taxes for the 10th Floor Premises in accordance with Section 1 (Basic Data) and Section 6 (Base Rent and Additional Rent) of the Lease.

11.

Additional Rent – Tenant’s Share of Operating Expenses for 10th Floor Premises. Notwithstanding anything in the Lease to the contrary, starting on October 1, 2020 and ending on the Expiration Date, Tenant shall continue to pay Tenant’s Share of Operating Expenses for the 10th Floor Premises in accordance with Section 1 (Basic Data) and Section 6 (Base Rent and Additional Rent) of the Lease.

12.

Electricity for 10th Floor Premises. Notwithstanding anything in the Lease to the contrary, starting on October 1, 2020 and ending on the Expiration Date, Tenant shall continue to pay for electricity for the 10th Floor Premises in accordance with Section 10 (Utilities) of the Lease.

13.	Security Deposit.

13.1

The parties hereto acknowledge and agree that Landlord is currently holding $56,098.26 as the Security Deposit under the Lease. Simultaneously with Tenant’s execution of this First Amendment, Tenant shall remit to Landlord, by check or wire transfer of immediately available funds, $43,901.74 (the “Additional Security Deposit”) to be held as additional security for Tenant’s performance of its obligations set forth in the Lease; it being agreed that upon Landlord’s receipt of the Additional Security Deposit, the total amount of the Security Deposit held by Landlord shall be $100,000.00.

13.2

Section 26.2 of the Lease is hereby deleted in its entirety. The terms and conditions relating to the reduction (if any) of the Security Deposit shall be controlled by this Section 13.2. Subject to the terms and conditions contained

7

herein, provided that Tenant shall not be in an Event of Default beyond any applicable notice and grace period on the Reduction Date (as hereinafter defined), the Security Deposit shall be decreased to $60,000.00 (the “Reduced Amount”) after the twenty-four (24) month anniversary of the 9th Floor Premises Rent Commencement Date (the “Reduction Date”). Landlord shall promptly following the Reduction Date, and Tenant’s written request therefor, refund to Tenant the amount necessary to reduce the Security Deposit to the Reduced Amount. Should Tenant be in an Event of Default beyond any applicable notice and grace period on the Reduction Date, the Security Deposit then in effect shall remain in place (without reduction) for the balance of the Term of the Lease.

14.

Signage. On or before the 9th Floor Premises Commencement Date, Landlord shall (a) update the alphabetical directory board or other directory device listing all tenants in the Building, located in the lobby of the Building, to reflect Tenant’s location on both the 9th and 10th floors of the Building, and (b) install Tenant’s name in the 9th floor elevator lobby as required by Section 19 (Signs, Window Treatments, and Advertising) of the Lease. Tenant shall, likewise, have the right to install its signage at the entrance to the 9th Floor Premises as set forth in said Section 19, subject to Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed.

15.

No Options. Tenant acknowledges and agrees that, except for (a) the Extension Option referenced in Section 50 (Extension Option) of the Lease (which shall apply with respect to the entire Premises), and (b) the Right of First Offer referenced in Section 51 (Right of First Offer) of the Lease, Tenant has no (i) options or rights to extend the Term of the Lease, (ii) options, rights of first offer, rights of first refusal, or other rights to expand the rentable square feet comprising the Premises or lease any other space in the Building, or (iii) options to terminate the Lease ( except in connection with a casualty as set forth in Section 14 of the Lease) or contract the rentable square feet comprising the Premises.

16.

No-Brokers. Except for Newmark Grubb Knight Frank (representing Landlord exclusively) and Transwestern RBJ (representing Tenant exclusively), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this First Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this First Amendment. Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this First Amendment by Landlord and Tenant. The provisions of this Section 17 shall survive the expiration or earlier termination of the Lease.

17.

No Claims. In consideration of the foregoing, Tenant acknowledges that, as of the date hereof, to the best of Tenant’s knowledge, Tenant has no claims, defenses, rights of set-off or counterclaims against Landlord with respect to the Lease or the Premises, including, but not limited to, claims related to Landlord’s payment of any allowance or contribution with regard to the Premises, and has no knowledge of any default by Landlord under the Lease.

8

18.

Authority. Tenant represents, warrants and covenants to Landlord that (a) Tenant is duly formed, has legal existence, is in good standing, and is qualified to do business in the state in which the Building is located, (b) Tenant has full right, power and authority to enter into this First Amendment, and ( c) the person or persons executing this First Amendment on behalf of Tenant are duly authorized to do so.

19.

References; Ratification. The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this First Amendment. Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

20.	Conflicts. In the event of a conflict between this First Amendment and the Lease, this First Amendment shall control.

21.	Capitalized Terms. Capitalized terms used in this First Amendment but not defined in this First Amendment have the meanings ascribed to them in the Lease.

22.

When Binding: Counterparts. This First Amendment shall be binding upon the parties hereto only upon valid execution and delivery hereof by both Landlord and Tenant. Upon execution and delivery hereof by Landlord and Tenant, the agreements of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns. This First Amendment may be signed in counterpart originals, which taken together shall constitute one and the same instrument. Delivery of a copy of a signed counterpart original transmitted by facsimile or as a PDF or similar attachment to an email shall constitute a good and valid execution and delivery of this First Amendment.

23.	Exhibits. Additional terms to this First Amendment, if any, are set forth in the attached Exhibits, which are incorporated herein by reference as follows:

Exhibit A – Plan of 9th Floor Premises

Exhibit B – Work Letter

Exhibit C – Concept Plan

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

9

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the date set forth above.

LANDLORD:

NS 141 TREMONT LLC,
a Massachusetts limited liability company

By:	Synergy Financial LLC,
a Massachusetts limited liability company,
Property Manager and Authorized Agent

By:	/s/ David Greaney
David Greaney, Manager
Hereunto duly authorized

TENANT:

PEERTRANSFER CORPORATION,
a Delaware corporation

By:	/s/ Peter Butterfield
Name:	Peter Butterfield
Title:	General Counsel & Chief Compliance Officer
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT]

10

EXHIBIT A

PLAN OF 9TH FLOOR PREMISES

11

EXHIBIT B

WORK LETTER

Landlord shall perform the work shown on the Concept Plan, which work shall include the following items to the extent not already shown on the Concept Plan:

1.	Cap the existing internal staircase located in the 9th Floor Premises.

12

EXHIBIT C

CONCEPT PLAN

13

COMMENCEMENT DATE CERTIFICATE

July 23, 2015

TO:	peerTransfer Corporation

141 Tremont Street, 10th Floor

Boston, MA 02110

RE:

Lease Agreement by and between NS 141 Tremont LLC, a Massachusetts limited liability company (“Landlord”) and peerTransfer Corporation, a Delaware corporation (“Tenant”) dated April 8, 2015 (the “Lease”) for the premises (the “Premises”) measuring approximately 5,473 rentable square feet located on the tenth (10th) floor of the building known and numbered as 141 Tremont Street, Boston, MA (the “Building”)

Dear peerTransfer:

This letter shall constitute the Commencement Date Certificate referenced in Section 4 of the above-referenced Lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	Possession has been delivered to and accepted by Tenant.

2.

All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been Substantially Completed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid in accordance with the terms of the Lease.

3.	The Commencement Date is July 15, 2015.

4.	The Expiration Date is September 30, 2020.

5.	Payment of Base Rent as set forth in Section 1 of the Lease shall commence in full force and effect as of September 15, 2015.

6.

Payment of (a) Tenant’s Share of Tax Increases as set forth in Sections 1 and 6 of the Lease shall commence in full force and effect as of July 15, 2015 and (b) Tenant’s Share of Operating Expense Increases as set forth in Sections 1 and 6 of the Lease shall commence in full force and effect as of July 15, 2015.

7.	Tenant has not prepaid rent.

8.	Tenant has deposited security in the amount of $56,098.26.

9.

Please sign this Commencement Date Certificate and return it to Landlord. Tenant’s failure to return this Commencement Date Certificate within the ten (10) days after receipt hereof shall be deemed to be Tenant’s acceptance of this Commencement Date Certificate, including without limitation the Commencement Date and the Expiration Date contained herein.

LANDLORD:

NS 141 TREMONT LLC, a Massachusetts limited liability company

By:	Synergy Financial LLC,
a Massachusetts limited liability company,
Property Manager and Authorized Agent

By:	/s/ David Greaney
David Greaney, Manager
Hereunto duly authorized

TENANT:

PEERTRANSFER CORPORATION, a Delaware corporation

By:	/s/ Peter Butterfield
Name:	Peter Butterfield
Title:	General Counsel & Chief Compliance Officer
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE]

OFFICE

LEASE AGREEMENT

LANDLORD:	NS 141 TREMONT LLC

TENANT:	PEERTRANSFER CORPORATION

BUILDING ADDRESS:	141 TREMONT STREET, BOSTON, MA

SUBMISSION – NOT AN OPTION

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF THE PREMISES, OR AN OPTION FOR LEASE OF THE PREMISES. THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION SHALL VEST NO RIGHTS IN ANY PARTY. THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER, OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

THIS OFFICE LEASE AGREEMENT (this “Lease”) is entered into by and between Landlord and Tenant as of the Effective Date. The parties to this instrument hereby agree as follows:

SECTION 1. BASIC DATA.

As further supplemented in the balance of this Lease and its Exhibits, this Basic Data sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

Effective Date:	April 8th, 2015

Landlord:	NS 141 Tremont LLC,
a Massachusetts limited liability company

Present Mailing Address of Landlord:	c/o Synergy Investments 100 Franklin Street, Suite 200 Boston, MA 02110

Tenant:	peerTransfer Corporation
a Delaware corporation

Present Mailing Address of Tenant:	295 Devonshire Street 4th Floor Boston, MA 02110

Building:	The building located at 141 Tremont Street, Boston, MA.

Land:	The parcel of land on which the Building is located is described on Exhibit A (Legal Description) attached hereto and incorporated herein by reference.

Property:	The Building and the Land.

Premises:	Approximately 5,473 rentable square feet on the tenth (10th) floor of the Building substantially as shown on Exhibit B (Plan of Premises) attached hereto and incorporated herein (the “Premises”).

Permitted Use:	General office use and for no other use or purpose.

Term:	A period commencing on the later of (a) July 1, 2015 and (b) the date upon which Landlord’s Work (as hereinafter defined) and the Additional Work Items (as hereinafter defined) are Substantially Complete (as hereinafter defined) (the “Commencement Date”) and ending approximately sixty-two (62) months thereafter (the “Expiration Date”), unless terminated or extended as provided herein.

Lease Year:	With respect to the 1st Lease Year, the period commencing on the Commencement Date, and ending at midnight twelve (12) full calendar months after the end of the Rent Abatement Period (as hereinafter defined); provided, however, that if the Rent Abatement Period does not end on the last day of a calendar month, then the 1st Lease Year and the Term shall be expanded to include the partial month following the end of the Rent Abatement Period so that the 1st Lease Year shall expire on the last day of the twelfth (12th ) full calendar month following the month in which the Rent Abatement Period ends. With respect to the 2nd and succeeding Lease Years, periods of twelve (12) full calendar months following the expiration of the 1st Lease Year.

Base Rent:	The Base Rent during the Term is as follows:

Period	Annual Rent (Based on 12 months)		Monthly Rent		Per Sq. Ft. Rent
Commencement Date – Month 14 (1st Lease Year)	* $	213,447.00	* $	17,787.25	*$	39.00
Month 15 – Month 26 (2nd Lease Year)		$218,920.00		$18,243.33		$40.00
Month 27 – Month 38 (3rd Lease Year)		$224,393.00		$18,699.42		$41.00
Month 39 – Month 50 (4th Lease Year)		$229,866.00		$19,155.50		$42.00
Month 51 – Month 62 (5th Lease Year)		$235,339.00		$19,611.58		$43.00

*

Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 6(a). Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during the first two (2) months of the Term.

Base Tax Year:	Fiscal Year 2016 (i.e., July 1, 2015 – June 30, 2016)

Tenant’s Share of Taxes:	8.25% above Base Tax Year

Base Expense Year:	Calendar Year 2015 (i.e., January 1, 2015 – December 31, 2015)

Tenant’s Share of Operating Expenses:	8.25% above Base Expense Year

Security Deposit:	$56,098.26 (subject to Section 26.2)

Guarantor:	None

Broker(s):	Newmark Grubb Knight Frank (representing Landlord exclusively) and Transwestern RBJ (representing Tenant exclusively).

Exhibits:

Exhibit A	Legal Description
Exhibit B	Plan of Premises
Exhibit C-1	Work Letter
Exhibit C-2	Additional Work Items
Exhibit D	Concept Plan
Exhibit E	Building Finish Specifications
Exhibit F	Form of Commencement Date Certificate

SECTION 2. PREMISES AND COMMON AREAS.

Landlord leases to Tenant, and Tenant hereby hires and takes from Landlord the Premises subject to all encumbrances of record.

Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term “Common Areas” as used herein will include all areas and facilities located outside the Premises on the Property that are provided and designated by Landlord for the general non-exclusive use and convenience of Tenant and other tenants. Common Areas include but are not limited to any hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, parking areas (if any) and Building amenities (including, but not limited to, shared gym/fitness facilities, lounge areas, conference rooms and the like).

Landlord reserves all rights of ownership of the Property and use of the Property outside the Premises except that at all times during the Term of this Lease Tenant shall have a reasonable means of access to the Premises. Without limiting the foregoing reservation of rights by Landlord, it is understood that, Landlord in its sole discretion shall have the right to change, add, relocate, and eliminate facilities structures and improvements in and to the Building and Property, to permit the use of or lease all or part thereof for exhibition and displays, and to sell, lease, or dedicate all or part thereof to public use and to install conduits, pipes and cables in the Property outside the Premises; provided, however, that the same shall not render the Premises untenantable for the Permitted Use. In addition, provided such installation will not have any material adverse impact on Tenant, Landlord shall have the right to install conduits, wires, pipes and cables in the Premises which serve areas outside the Premises.

SECTION 3. PREPARATION OF PREMISES; CONDITION OF PREMISES.

Except for Landlord’s Work and the Additional Work Items, and subject to Landlord’s express obligations under this Lease, including but not limited to Sections 7.1 and 9 herein, Tenant shall accept the Premises in “AS IS, WHERE IS, WITH ALL FAULTS CONDITION”, and without any representations or warranties by Landlord to Tenant as to the condition of the Premises, the Building, the Property, or the suitability thereof for Tenant’s use

3.1     Landlord’s Work.

(A)     Work Letter: Concept Plan: Additional Work Items. Landlord, at Landlord’s sole cost and expense, shall perform the work (“Landlord’s Work”) set forth in the work letter (the “Work Letter”) attached hereto as Exhibit C-1 in order to deliver the Premises in accordance with the concept plan (the “Concept Plan”) attached hereto as Exhibit D; provided, however, that (1) Landlord shall not be responsible for the installation of Tenant’s furniture, fixtures, equipment and appliances (notwithstanding the fact that these items are shown on the Concept Plan) and (2) the cost of Landlord’s Work shall not exceed $35.00 per rentable square foot of the Premises (i.e., a maximum of $191,555.00 based on 5,473 rentable square feet), which shall include a construction management fee equal to five percent (5%) of the cost of Landlord’s Work. In the event the cost of Landlord’s Work exceeds $191,555.00, such excess shall be treated as Extra Work (as hereinafter defined), and Tenant shall be responsible for payment of the entire cost of such Extra Work before Landlord is required to proceed with such Extra Work. Additionally, Landlord, at Tenant’s sole cost and expense, shall supply and install the additional work items (the “Additional Work Items”) set forth on Exhibit C-2 attached hereto. Tenant acknowledges and agrees that it shall pay Landlord (simultaneously with the execution and delivery of this Lease) $118,330.00 for the cost of supplying and installing Items 1, 3, 4, 5, 6, and 7 on Exhibit C-2. Tenant shall have forty-eight (48) hours after the Effective Date of this Lease to decide if it would like Landlord to supply and install Item 2 on Exhibit C-2. If Tenant elects to have Landlord supply and install Item 2 on Exhibit C-2, Tenant acknowledges and agrees that it shall pay Landlord (simultaneously with making such election) an additional $22,112.00 for the cost of supply and installing Item 2 on Exhibit C-2. Should Tenant fail to make such payment(s) as required herein, Landlord shall have all rights and remedies set forth in Section 25 (Default) in addition to any and all other rights and remedies available to Landlord at law or in equity.

(B)    Building Standard. Landlord shall perform all work (including, without limitation,

Landlord’s Work and the Additional Work Items) in a good and workmanlike manner and in accordance with all applicable laws and other provisions of this Lease. Landlord shall perform Landlord’s Work in the manner and with the materials selected by Landlord as the standard for the Building subject to availability and Landlord’s right to select alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the standard for the Building (“Building Standard”). The building finish specifications (the “Building Finish Specifications”) attached hereto as Exhibit E shall be deemed Building Standard for purposes of this Lease. If Tenant has not already done so, Tenant agrees to makes its finish selections for Landlord’s Work from the Building Finish Specifications within five (5) calendar days after the Effective Date of this Lease.

(C)    Substantial Completion of Landlord’s Work and the Additional Work Items. Landlord’s Work and the Additional Work Items shall be deemed “Substantially Complete” when (1) Landlord’s construction representative confirms that Landlord’s Work and the Additional Work Items have been completed in accordance with the Work Letter and the Concept Plan, Punchlist Items (as hereinafter defined) excepted and (2) Landlord has obtained a certificate of occupancy (or temporary certificate of occupancy) as necessary for Tenant to occupy the Premises for the Permitted Use. Subject to delays due to events of Force Majeure (as hereinafter defined), Extra Work (as hereinafter defined), or Tenant Delay (as hereinafter defined), Landlord shall use commercially reasonable efforts to complete Landlord’s Work and the Additional Work Items on or before August 1, 2015, but Tenant shall have no claim against Landlord for failure to complete Landlord’s Work and the Additional Work Items by such date. Notwithstanding the foregoing, in the event Landlord fails to deliver the Premises with Landlord’s Work and the Additional Work Items Substantially Complete on or before September 1, 2015 (except for delays due to events of Force Majeure, Extra Work, or Tenant Delay), then Landlord shall provide Tenant with a credit of one (1) day’s Base Rent for each day after September 1, 2015 until the Commencement Date occurs. The foregoing credit shall be applied on a day-for-day basis beginning immediately after the Rent Abatement Period and shall be in addition to the Rent Abatement (as hereinafter defined).

(D)    Extra Work. If (1) Tenant wants to make any changes to the Work Letter, the Concept Plan, or the Additional Work Items, or (2) Tenant wants Landlord to perform or supply any additional work or non-Building Standard work, installations, materials or finishes over and above, or in lieu of, Landlord’s Work (each, “Extra Work”), Tenant (at Tenant’s sole cost and expense) shall submit to Landlord all information, plans and specifications necessary for Landlord to review the Extra Work (the “Change Request”), the approval of which Landlord agrees not to unreasonably withhold, condition or delay; provided, however, that any approved Change Request shall be completed at Tenant’s sole cost and expense and subject to the terms and conditions of this Section 3.1(D). Prior to commencing any Extra Work related to the approved Change Request, Landlord shall submit to Tenant a written statement of the cost of such Extra Work and a proposed tenant change order therefor (the “Change Order”) in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work. Costs related to approved Change Requests and Change Orders shall include, without limitation, any architectural and design fees, Landlord’s construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff and services rendered by Landlord and/or Landlord’s consultants, and the general contractor’s price for effecting the change. If Tenant fails to execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work, then Landlord shall not be obligated to do any additional work related to the approved Change Request and/or Change Order, and Landlord may proceed to perform only the work as described in the Lease and the Exhibits attached hereto. Any and all Extra Work shall include a construction management fee equal to five percent (5%) of the cost of such Extra Work.

(E)    Consequences of Extra Work. Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, if there is any increase in Landlord’s cost for Landlord’s Work as a result of the Extra Work or if Landlord is delayed in substantial completion of Landlord’s Work as a result of the Extra Work, then (1) Tenant shall be responsible for the actual reasonable increase in Landlord’s cost for Landlord’s Work, and (2) the Commencement Date shall be deemed to be the date on which Landlord’s Work would have been Substantially Complete but for the Extra Work.

(F)    Tenant Delay. A “Tenant Delay” shall be defined as any act or omission by Tenant or Tenant’s agents, employees, contractors, servants, licensees and invitees (“Tenant’s Agents”) which causes an actual delay in the performance of Landlord’s Work (including, without limitation, Tenant’s failure to comply with any of the delivery dates or approval dates required relative to the design, planning and selection of finishes for Landlord’s Work). Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay unless and until Landlord has given Tenant notice (the “Tenant Deiay Notice”), which may be oral, advising Tenant: (1) that a Tenant Delay is occurring, (2) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (3) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay and Tenant has failed to correct the Tenant Delay specified in the Tenant Delay Notice within forty-eight (48) hours following receipt of the Tenant Delay Notice. No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

(G)    Consequences of Tenant Delay. Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, if there is any increase in Landlord’s cost for Landlord’s Work as a result of a Tenant Delay or if Landlord is delayed in substantial completion of Landlord’s Work as a result of a Tenant Delay, then (1) Tenant shall be responsible for the actual reasonable increase in Landlord’s cost for Landlord’s Work, and (2) the Commencement Date shall be deemed to be the date on which Landlord’s Work would have been Substantially Complete but for the Tenant Delay.

(H)    Punchlist Items. Promptly following delivery of the Premises to Tenant with Landlord’s Work with respect thereto Substantially Complete, Landlord, Tenant and their respective construction representatives shall inspect the Premises and prepare a list (the “Punchlist”) of outstanding items which need to be completed to make Landlord’s Work comply with the Work Letter (the “Punchlist Items”). Subject to delays due to events of Force Majeure, Extra Work, or Tenant Delay, Landlord shall complete all Punchlist Items within sixty (60) days of the date of the Punchlist.

3.2    Tenant’s Systems. Landlord agrees to allow Tenant access to the Premises (at the sole risk of Tenant and without liability to Landlord) fourteen (14) days prior to the Commencement Date for the sole purpose of installing (A) Tenant’s data, telephone, audio-visual, security cameras, special Premises access systems, internet and video systems and the related wiring within the Building necessary for the operation thereof (“Tenant’s Communications Systems”) and (B) Tenant’s furniture systems (“Tenant’s Furniture Systems”) ((A) and (B) collectively, “Tenant’s Systems”). If Tenant, with Landlord’s prior written approval, takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all of the terms, covenants and conditions of this Lease, except that Tenant shall not be required to pay Base Rent and Additional Rent with respect to the period of time prior to the Commencement Date; provided, however, that Tenant shall be liable for the cost of electricity provided to Tenant during the period of Tenant’s possession prior to the Commencement Date in accordance with, and subject to the terms, covenants and conditions of, Section 10 of this Lease. Tenant acknowledges and agrees that the design plans and specifications for Tenant’s Communications Systems, and its locations and connections from within the Premises to the Building risers, conduits and systems shall be subject to Landlord’s prior written approval not to be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with reasonable prior written notice of any construction work relating to Tenant’s Systems that involves any Building Systems (as hereinafter defined), and all such work shall be coordinated with Landlord and subject to Landlord supervision.

3.3    Quality and Performance of Work. All work performed by Tenant under this Lease, whether constituting part of Tenant’s Systems or Alterations (as hereinafter defined), shall be done in a good and workmanlike manner, by contractors reasonably approved by Landlord, and in compliance with all applicable laws, Rules and Regulations, and other provisions (including, without limitation, insurance provisions) of this Lease. All work shall be coordinated with any work being performed by or for Landlord, and in such a manner as to maintain harmonious labor relations.

SECTION 4. TERM; FORM OF COMMENCEMENT DATE CERTIFICATE.

The Term shall be as set forth in Section 1 above. When the Commencement Date and the Expiration Date have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute an instrument, in the form of Exhibit F (Form of Commencement Date Certificate) attached hereto, setting forth such dates and said instrument shall be deemed a supplement to and part of this Lease.

SECTION 5.    USE.

Tenant shall use the Premises for the Permitted Use as set forth in Section 1 above. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the Permitted Use or in any illegal manner, or in any manner that, in Landlord’s judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises in accordance with Section 8 of this Lease.

SECTION 6.    BASE RENT AND ADDITIONAL RENT.

(a)	Payment of Base Rent and Additional Rent.

Ten ant shall pay the Base Rent set forth in Section 1 above in equal installments of one-twelfth (1/12) of the annual Base Rent in advance on the first day of each calendar month. Tenant shall pay a proportionate share of such monthly installment for any fraction of a calendar month that occurs at the beginning or end of the Term of this Lease. Tenant shall pay the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent,” without demand or notice and without deduction, abatement, counterclaim, or set-off, to Landlord, at c/o Synergy Investments, 100 Franklin Street, Suite 200, Boston, Massachusetts 02110, or at such other place as designated from time to time by Landlord in writing. Landlord and Tenant hereby confirm that the Base Rent is not based on Tenant’s income or profit derived from the Premises.

If Tenant fails to pay Base Rent or Additional Rent for five (5) calendar days after the date when due, Tenant shall pay a Two Hundred Fifty ($250.00) dollar penalty (“Late Payment Penalty”) to Landlord. Additionally, Tenant shall pay interest at the annual rate of fifteen percent (15%) (the “Late Payment Rate”) per month on unpaid Base Rent and Additional Rent from the date when due until paid. All other charges which Tenant is required to pay in accordance with this Lease, together with all interest and penalties that may accrue thereon, shall be deemed to be “Additional Rent”, and in the event of non-payment thereof by Tenant, Landlord shall have all the rights and remedies as would accrue to Landlord for non-payment of Base Rent.

Subject to the terms and conditions of this Lease, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during the first two (2) months of the Term (the “Rent Abatement Period”). Tenant acknowledges and agrees that the amount of the rent abatement equals $35,574.50 (two (2) months x $17,787.25 = $35,574.50) (the “Rent Abatement”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and perform the terms and conditions otherwise required under this Lease. If, prior to the expiration of the Rent Abatement Period, Tenant shall be in an Event of Default under this Lease, beyond any applicable notice and cure period, then (i) from and after such Event of Default Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full and (ii) Landlord shall have all rights and remedies set forth in Section 25 (Default) in addition to any and all other rights and remedies available to Landlord at law or in equity.

(b)	Intentionally Omitted.

(c)        Additional Rent. Tenant agrees to pay as Additional Rent Tenant’s Share of Taxes above the Base Tax Year and Tenant’s Share of Operating Expenses above the Base Expense Year, calculated as hereinafter set forth. For purposes of Section 6, the following definitions shall apply:

“Tax Year”: The fiscal year of the City of Boston (July 1 - June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12)-month period as may be duly adopted in place thereof.

“Base Tax Year’: As set forth in Section 1.

“Base Taxes”: The amount of Taxes assessed with respect to the Property for each Tax Year (or portion thereof) which occurs during the Base Tax Year, giving full effect to any revaluation.

“Tax Increases”: Attributable to a Tax Year, shall mean the excess, if any, of the Taxes paid or incurred during such Tax Year over the Base Taxes.

“Taxes”: All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Property or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments, Business Improvement District payments, charges, fees or assessments for all governmental services or purported benefits to the Property, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts’ and other witnesses’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes.

“Tenant’s Share of Taxes”: Tenant’s Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building. On the Commencement Date, the Tenant’s Share shall be as set forth in Section 1. Tenant’s Share of Taxes shall be recalculated in the event that there shall be a change in the physical size of the Premises or the Building.

“Base Expense Year”: As set forth in Section 1.

“Expense Year”: The first and full calendar year following the Base Expense Year and each calendar year thereafter.

“Base Expenses”: The Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be “grossed-up.” For purposes of determining Tenant’s Share of Expense Increases, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.

“Expense Increases”: Attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses paid or incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be “grossed-up”.

“Operating Expenses”: All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Building and Common Areas (including any sales or other taxes thereon) during the Term, including, without limitation:

(a) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Property at or below the level of property manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord’s property management agent;

(b) subject to the limitations set forth below regarding Essential Capital Expenditures (as hereinafter defined), the maintenance, repair and replacement of all building systems, including, but not limited to, heating, ventilating and air conditioning equipment such as chillers, cooling towers, pumps, loops, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety and security systems, telecommunications facilities, elevators and escalators, exterior windows and doors, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all applicable laws and industry performance standards (except to the extent such repairs or replacements are made necessary by the negligent act or omission or willful act of Tenant, its agents, servants or contractors, invitees or licensees which expense shall be billed directly to Tenant as Additional Rent);

(c) charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, maintenance and repair of the parking areas (if any), roadways and light poles;

(d) the cost of utility services for the Property, including, without limitation, water, sanitary sewer, common area electricity, gas, fuel oil, steam, chilled water; but excluding electricity supplied to the Premises and billed to Tenant pursuant to this Section and electricity used by other tenants of the Building within their leased space and billed directly to such tenants;

(e) the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, commercial general liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof, and unreimbursed costs incurred by Landlord that are subject to an insurance deductible;

(f) the operation and maintenance of any Building amenities to which Tenant has access (including, but not limited to, shared gym/fitness facilities, lounge areas, conference rooms and the like), including, without limitation, the cost of utilities, repairs and insurance associated with such Building amenities;

(g) office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord’s Statements;

(h) fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager in an amount not to exceed the rate of five percent (5%) of total rents charged to Building tenants; and

(i) the annual amortization of Essential Capital Expenditures in accordance with the paragraph below.

As used herein, “Essential Capital Expenditures” shall mean capital expenditures that are (a) required to comply with any legal requirements coming into applicability after the Effective Date, or (b) anticipated to result in a reduction in (or minimize increases in) Operating Expenses (regardless of whether such result is achieved), or (c) necessary in order to prevent injury to persons or damage to property or to otherwise improve safety and security measures at the Property. Essential Capital Expenditures shall be amortized over the useful life of the applicable item based on industry standards and generally accepted accounting principles until such cost or expense has been fully recovered. Operating Expenses shall include an interest charge on the unamortized balance of such Essential Capital Expenditures at the then-prevailing prime rate; provided, however, that if Landlord has actually borrowed money to finance such Essential Capital Expenditures, then Operating Expenses with respect to such Essential Capital Expenditures shall include an interest charge at the interest rate actually paid by Landlord.

Operating Expenses shall not include: (1) utility expenses that are separately metered for any individual tenant in the Building; (2) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (3) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (4) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to advertising costs, leasing commissions and attorneys’ fees therefor); (5) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (6) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, including costs of selling, syndicating, financing or mortgaging any of Landlord’s interest in the Property; (7) rentals payable under any ground or underlying lease, if any; (8) interest and principal payments on mortgages and other debt costs, if any; (9) repairs or other work required due to fire or other casualty to the extent of insurance proceeds actually received by Landlord; (10) capital expenditures for items other than Essential Capital Expenditures; (11) payments to affiliates of Landlord (excluding property management fees), but only to the extent that they exceed market charges; (12) salaries and other benefits paid to Landlord’s employees to the extent covered in the management fee (Tenant acknowledging that allocations for property management and building maintenance personnel will be included in Operating Expenses in addition to the management fee); (13) costs arising from latent defects at the Building or the repair thereof; (14) Landlord’s charitable or political donations; (15) costs for sculptures, paintings or other art; or (16) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building.

“Tenant’s Share of Operating Expenses”: Tenant’s Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building. On the Commencement Date, the Tenant’s Share shall be as set forth in Section 1. Tenant’s Share of Operating Expenses shall be recalculated in the event that there shall be a change in the physical size of the Premises or the Building.

“Landlord’s Statement”: An instrument containing a computation of any Additional Rent due pursuant to the provisions of Section 6.

(d)    Landlord’s Statements. Landlord will deliver Landlord’s Statements to Tenant during the Term as soon as reasonably practicable. Landlord’s delay or failure to render Landlord’s Statement with respect to the Base Expense Year, any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to that or any subsequent Expense Year or subsequent Tax Year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord.

(e)    Tenant’s Inspection Rights During the thirty (30)-day period after receipt of any Landlord’s Statement (the “Review Period”), Tenant may, at its sole cost and expense (except as provided in subsection (f) below), request to inspect and audit Landlord’s records relevant to the cost and expense items reflected in such Landlord’s Statement at a reasonable time mutually agreeable to Landlord and Tenant during Landlord’s usual business hours. Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within the Review Period Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying how Landlord’s Statement is claimed to be incorrect. All inspections and audits of Landlord’s books and records and any arbitration shall be subject to a confidentiality agreement reasonably acceptable to Landlord. Tenant acknowledges and agrees that any accountant conducting the audit shall not be compensated on a contingency fee basis.

(f)    Variances. If the estimated monthly payments of Tenant’s Share of Operating Expenses that Tenant has paid are greater than Tenant’s Share of Operating Expenses as set forth in Landlord’s Statement, Landlord shall credit such overpayment against subsequent obligations of Tenant for payment of Operating Expenses, or refund such overpayment if the Term has ended and Tenant has no further obligations to Landlord hereunder. If the estimated monthly payments of Tenant’s Share of Operating Expenses are less than the amount due for the Operating Year, Tenant shall pay the balance due within twenty (20) days from receiving Landlord’s Statement. Notwithstanding that the Term may have expired and Tenant has vacated the Premises, when final determination is made of Tenant’s Share of Expense Increases or Tax Increases for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Expense Increases or Tax Increases paid (or Landlord shall refund any overpayments) within ten (10) Business Days after Landlord’s delivery of Landlord’s Statement therefor. In the event the audit shows that Tenant overpaid Operating Expenses by more than five percent (5%), Landlord shall also pay the cost of Tenant’s audit up to a maximum of $2,500.00 per audit.

(g)    Sales Tax. In the event that any tax shall be levied by any authority having jurisdiction, upon Base Rent and/or Additional Rent, Tenant shall pay the exact amount of such tax to Landlord at the same time each installment of Base Rent and/or Additional Rent is paid to Landlord.

SECTION 7.     LANDLORD’S OBLIGATIONS; TENANT’S OBLIGATIONS.

7.1	Landlord’s Obligations.

Landlord shall keep in good condition and repair the structure and exterior of the Building, including the roof, the elevator(s), if any, the plumbing and electrical systems, and the heating and ventilating and air conditioning systems servicing the Building and the Premises (except for such equipment and service lines installed by Tenant), and any walkways, stairs, and paved areas, if any, serving the Building. Landlord shall comply with laws, rules, regulations and ordinances affecting the Building, unless the subject matter of the compliance relates to Tenant or Tenant’s particular manner of use of the Premises, or to any other tenant in the Building. Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for installations or replacements of, or repairs to, the Building Structure (as hereinafter defined) or the Building Systems (as hereinafter defined) unless necessitated by (i) Tenant’s Alterations (as hereinafter defined), (ii) Tenant’s particular manner of use of the Premises (as opposed to office use generally), or (iii) the negligence or willful misconduct of Tenant or Tenant’s Agents. Landlord shall keep the sidewalks, common corridors, stairways, elevator(s), if any, and all other means of ingress and egress for the Premises and all public portions of the Building in serviceable repair and in a reasonably clean and safe condition. Landlord reserves the right to interrupt, curtail, stop, and suspend the furnishing of any services and operation of the plumbing and electrical, heating, ventilating, and air conditioning systems, and elevator(s), if any, when necessary, by reason of accident or emergency or for repairs, alterations, replacements, or improvements, which may become necessary or Landlord is not able to secure supplies or labor or by reason of any other cause beyond Landlord’s control, without liability or any abatement of Base Rent or Additional Rent claimed by Tenant. Landlord shall use reasonable efforts to minimize interruption of Tenant’s business, but Landlord shall not be required to perform work in such a manner so as to incur overtime or other such after-hours charges. Notwithstanding the foregoing, and subject to the terms and conditions of this Lease, if (A) (1) Landlord fails to perform its maintenance obligations under this Lease or (2) there is an interruption, suspension or stoppage of any service which Landlord is required to provide pursuant to this Lease, including but not limited to the provision of utilities pursuant to Section 10, ((1) and (2) each a “Service Interruption”), (B) such Service Interruption was the result of causes, events or circumstances within Landlord’s reasonable control, (C) such Service Interruption was not caused by Tenant or Tenant’s Agents, (D) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord’s receipt of written notice from Tenant of such Service Interruption, and (E) as a result of such Service Interruption, the conduct of Tenant’s normal business operations in the Premises is materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such five (5) consecutive Business Day period; provided, however, that if any portion of the Premises is reasonably usable for Tenant’s normal business operations or if Tenant conducts all or any part of its business operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of the daily abatement of Base Rent shall be proportionate to the nature and extent of the interruption of Tenant’s normal business operations or ability to use the Premises.

Landlord shall maintain the Common Areas in accordance with the standards of comparable class buildings in Boston. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the Common Areas; provided, however, that the same shall not render the Premises untenantable for the Permitted Use; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Property; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; and (d) to add or remove improvements and facilities to or from the Common Areas; provided, however, that the same shall not render the Premises untenantable for the Permitted Use. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time and notify Tenant of in writing, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

7.2	Tenant’s Obligations.

Except as otherwise provided in Section 7.1 herein, Tenant shall maintain the Premises, including, without limitation, all mechanical, electrical, plumbing and HVAC systems installed by Tenant within the Premises (the parties acknowledge that Landlord shall maintain such systems not installed by Tenant), all partitions, walls (other than the structural load bearing walls), floor coverings, doors, loading dock(s), glass (other than exterior windows), and all other portions thereof in the condition each of the same were in at the time of the delivery thereof to Tenant, but in all events in good and tenantable working order, condition, and repair, and will maintain and repair the same when necessary so as to comply with the foregoing, excepting only reasonable wear and tear, casualty and condemnation.

If Landlord gives Tenant written notice of the necessity of any repairs required to be made under this Section 7.2 and Tenant fails to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair necessary to prevent substantial damage to or deterioration of the Property), Landlord, at its option and in addition to any other remedies hereunder, may proceed to make such repairs, and any costs and expenses incurred by Landlord in connection therewith plus and administration charge of ten percent (10%) of such costs and expenses, shall be due and payable upon demand, as Additional Rent; provided, however, that Landlord’s making any such repairs shall not be deemed a waiver by Landlord of Tenant’s default in failing to make the same.

SECTION 8.    FLOOR LOAD; HEAVY MACHINERY.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which the floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building and Property. Any moving of any machinery and/or equipment into, out of, or within the Property (including the Premises) shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be at the sole risk and hazard of Tenant, and at times specifically approved by Landlord. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating, or exhausting its equipment or in any other manner.

SECTION 9.    SERVICES.

Landlord shall provide or cause to be provided:

(a)    Access to the Building from the lobby Monday through Friday, except for Massachusetts legal holidays, hereinafter referred to as “Business Days”, during normal business hours. Normal business hours are Monday through Friday, 8:00 a.m. to 6:00 p.m. (“Normal Business Hours”), Massachusetts legal holidays excepted. At all other times, that is, twenty-four (24) hours a day, seven (7) days per week, Landlord shall provide limited access to the Building in accordance with the standard entry system as shall from time to time be in effect in the Building. As of the Commencement Date, access to the Building at other than normal business hours shall be through either a hard key, key card, or personnel identification pin station system. Tenant shall be entitled to one (1) key card/key for each of Tenant’s employees at no cost to Tenant. Additional and replacement key cards/keys shall be provided to Tenant at the cost of Fifteen Dollars and Zero Cents ($15.00) each. Upon the expiration or earlier termination of this Lease, Tenant shall return all key cards/keys and shall pay to Landlord Fifteen Dollars and Zero Cents ($15.00) for each key card/key originally issued at no cost to Tenant pursuant to this subsection and not so returned, which payment shall be deemed Additional Rent and may be withheld from any security deposit or letter of credit hereunder or otherwise collected in accordance with applicable law. Landlord reserves the right to alter the Building standard entry system from time to time as it sees fit and to provide replacement cards to Tenant at no cost to Tenant following such alteration.

(b)    Janitorial services in and about the Premises in accordance with Landlord’s cleaning specifications, which shall be comparable to other similar class buildings in Boston, Saturdays, Sundays and union and state and federal government holidays (the “Holidays”) excepted. Tenant shall not provide any janitorial service without Landlord’s prior written consent. If Landlord’s prior written consent is given, such janitorial services shall be subject to Landlord’s supervision and control, but shall be performed at Tenant’s sole cost and responsibility.

(c)    Heating and air-conditioning building systems with capacity to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily during Normal Business Hours, Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable class buildings in Boston. Tenant shall pay the cost to operate such systems directly to the utility provider or to Landlord as applicable.

(d)    Hot and cold running water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord’s prior written consent. If Tenant’s water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant’s expense and to charge Tenant as Additional Rent for its water consumption in the Premises.

(e)    Electric current from providers selected by Landlord, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant’s normal business operations, including without limitation, personal computers, copiers, facsimiles and other ordinary business equipment, subject, however, to Landlord’s approval of Tenant’s final electrical plan for the Premises (but specifically excluding electric current surge protection).

(f)    Maintenance of the Common Areas in a condition comparable to other similar class buildings in Boston.

Costs associated with the foregoing, except separately metered utilities or as otherwise provided herein, are included in Operating Expenses.

SECTION 10.    UTILITIES.

10.1	Payment.

(a)        Electricity. Tenant shall pay for all electricity used by Tenant in the Premises based on the utility service provider’s reading of one or more direct meters, and payable by Tenant to the utility service provider upon demand. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. Landlord, at any time during the Term of this Lease, shall have the right (i) to sub-meter or check meter electricity for the Premises, in which case electricity shall be paid by Tenant to Landlord as Additional Rent, or (ii) to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

(b)        Utilities Other Than Electricity. Any utilities (other than electricity, which shall be paid for in accordance with Section 10.1(a) above) which are furnished directly to the Premises by a utility provider and separately metered shall be registered in Tenant’s name and Tenant shall cooperate with Landlord to have the utility bills sent directly to and paid directly by Tenant. Any utilities (other than electricity, which shall be paid for in accordance with Section 10.1(a) above) which are sub-metered or check metered shall payable by Tenant to Landlord as Additional Rent within thirty (30) days after billing.

10.2    Landlord’s Right to Select Utility Providers. Landlord shall have the right at any time and from time to time during the Term of this Lease to contract for utilities from such providers of such services as Landlord shall elect. Tenant shall cooperate with Landlord and the utility provider at all times and, as reasonably necessary, shall allow Landlord and the utility provider reasonable access upon reasonable advance notice to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the terms and conditions and in accordance with the standards set forth herein. Landlord’s failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, labor difficulties, difficulty in obtaining adequate supply of fuel, electricity, steam, water or other services or supplies from the sources from which they are usually obtained for the Building, or governmental constraints or any other cause beyond Landlord’s reasonable control, shall not result in any liability to Landlord. Except as set forth in Section 7.1 above, Tenant shall not be entitled to any abatement or reduction of Base Rent by reason of such failure, no eviction of Tenant shall result from such failure, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

10.3    Prohibited Activities. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described in Section 9 above or in a manner which exceeds or interferes with any Building Systems or service equipment or Landlord’s ability to provide services to other tenants in the Building. Tenant shall not, without Landlord’s prior written consent in each instance, connect air conditioning equipment, office equipment (excluding standard desktop computers, laptop computers, printers, copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment (collectively, “High Usage Equipment”) to the Building’s electrical system. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not, without prior written consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, machines, equipment or other appliances in the Premises which utilize electrical energy.

10.4    Landlord’s Right to Survey Usage. Landlord may survey Tenant’s use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building’s mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 6.

SECTION 11.    ADDITIONAL SERVICES.

Landlord may upon written notice impose reasonable charges, which charges shall constitute Additional Rent and shall be payable in accordance with Section 6, and may upon written notice establish reasonable rules and regulations for the following: (a) the use or consumption of any HVAC or other utility services (excluding electric current) by Tenant outside of Normal Business Hours; (b) the use or consumption of any other building services by Tenant outside of Normal Business Hours and any unanticipated, additional costs incurred by Landlord as a result thereof; (c) additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business after Normal Business Hours); and (d) the removal of any refuse and rubbish from the Premises except for discarded material placed in waste and recycling receptacles and left for emptying as incident to Landlord’s normal cleaning of the Premises.

SECTION 12.    ALTERATIONS ADDITIONS AND IMPROVEMENTS TO THE PREMISES.

12.1    Generally. Tenant shall not make, or permit to be made, any alterations, additions, improvements or other changes in or to the Premises (“Alterations”), other than the installation of typical office decorations and furnishings which are not affixed to the realty, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that if the proposed Alterations affect the exterior, architectural design or structural components of the Building (the “Building Structure”), or affect the mechanical, electrical, plumbing, HVAC, telecommunication, life safety, security or other systems (the “Building Systems”), Landlord may withhold its consent to such Alterations in Landlord’s sole and absolute discretion. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s improvements or obligations.

12.2	Removal.

(A)    If Landlord consents to any Alterations, Landlord shall notify Tenant in writing at the same time Landlord consents to such Alterations whether or not such Alterations will be required to be removed by Tenant at the end of the Term. Prior to the end of the Term, Tenant shall be obligated to remove any Alterations that Landlord has not designated in writing as being permitted to remain on the Premises. Tenant acknowledges and agrees that any work or alterations (including, without limitation, Alterations) performed by or for the benefit of Tenant shall be the property of Tenant during the Term. Landlord acknowledges and agrees that Tenant shall have no obligation to remove Landlord’s Work at the end of the Term.

(B)    Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all electronic, phone and data wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “Cables”) installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease. Any Cables not required by Landlord to be removed pursuant to this Section at the expiration or earlier termination of this Lease shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Cables as required by Landlord, or violates any other provision of this Section, Landlord may, upon ten (10) days prior written notice to Tenant, remove such Cables or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease, at law or in equity), which amount shall be paid by Tenant within twenty (20) days after Tenant’s receipt of demand by Landlord.

12.3	Additional Covenants.

(A)    All Alterations shall be made (1) at Tenant’s sole cost and expense, and (2) according to plans and specifications reasonably approved in writing by Landlord (to the extent plans and specifications and Landlord’s approval are required).

(B)    Tenant shall pay to Landlord a fee equal to five percent (5%) of the cost of any Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations.

(C)    Tenant shall provide Landlord with “as built” plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(D)    Tenant shall provide Landlord with copies of any warranties for Alterations (including materials and equipment), and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

(E)    Tenant acknowledges and agrees that Landlord shall have the right to examine and inspect any Alterations; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.

(F)    All Alterations shall be coordinated with any work being performed by or for Landlord, and in such a manner as to maintain harmonious labor relations.

(G)    Tenant shall keep all construction areas clean and free of trash and debris.

12.4    Construction Standards. All Alterations made by or on behalf of Tenant shall be made and performed: (a) by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (b) in a good and workmanlike manner, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord’s Building standard specifications as provided by Landlord to Tenant upon Tenant’s request and as the same may be amended by Landlord and in effect at such time, (d) in accordance with all applicable laws, and (e) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the Alterations and approved by, and filed with, all applicable governmental authorities (the “Construction Standards”).

SECTION 13.    INSPECTION.

Landlord and any mortgagee of the Building or the Property, or of Landlord’s interest herein, and their representatives, shall have the right at all times to enter the Premises to (i) show same to prospective lenders or purchasers or (ii) inspect the same and to make repairs or replacements therein as required by this Lease and to install conduits and pipes or ducts; provided, however, that Landlord shall use reasonable efforts to provide notice of any such inspection (except    in the event of an emergency for which no notice shall be given) and to avoid undue disturbance of Tenant’s use and occupancy. During the last twelve (12) months of the Term, Landlord may, upon twenty-four (24) hours advance notice to Tenant, gain access to the Premises for the purpose of showing same to prospective tenants.

SECTION 14.    FIRE OR OTHER CASUALTY.

14.1    In the event of damage to or destruction of the Premises or the Building caused by fire or other casualty (“Event of Casualty”), Landlord shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided, or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. Landlord shall, within forty-five (45) days after the Event of Casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as the case may be. If, in Landlord’s reasonable judgment, the damage is of such nature or extent that (A) more than two hundred-seventy (270) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, or (B) less than one (1) year remains on the then current Term of this Lease and more than ninety (90) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, then the Premises or the Building, as the case may be, shall be deemed “substantially damaged.” If the Premises or the Building are deemed “substantially damaged,” Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the Event of Casualty. In addition, if the Premises or the Building are deemed “substantially damaged,” and if as a result of the same the Premises are rendered untenantable for the Permitted Use, then Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after the Event of Casualty. If either party elects to terminate this Lease as set forth above, then the Term of this Lease shall expire thirty (30) days after the date such written notice is given, Base Rent and Additional Rent shall be equitably abated in accordance with Section 14.3 below, and Tenant shall thereafter vacate the Premises and surrender the same to Landlord in accordance with the terms, covenants and conditions of this Lease.

14.2    In the event this Lease is not terminated pursuant to the terms of Section 14.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises or the Building, as the case may be (including Landlord’s Work, if any) to substantially the same condition in which it was immediately prior to the Event of Casualty, subject to Legal Requirements; provided, however, that Landlord shall not be obligated to repair or restore (A) any Tenant’s Work or Alterations to the Premises in excess of Landlord’s Work, even if such work was performed by Landlord’s contractors (and regardless of whether or not Tenant is required to remove or leave the same at the expiration or earlier termination of this Lease), or (B) any of Tenant’s Property (as hereinafter defined), unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith. Notwithstanding anything to the contrary contained herein, in the event Landlord does not repair or restore the Premises within three hundred sixty-five (365) days after the Event of Casualty, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord; provided, however, that if Landlord completes the required repair or restoration of the Premises within such thirty (30) day period following Tenant’s termination notice, such termination notice shall be rescinded and this Lease shall continue in full force and effect.

14.3    When Landlord’s repair and restoration work has been completed, Tenant shall complete the restoration of (A) all of Tenant’s Work and Alterations and (B) all of Tenant’s Property which are necessary to permit Tenant’s re-occupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Base Rent and Additional Rent shall be equitably abated from the date of the Event of Casualty until the Premises has been substantially restored for any portion of the Premises that is unusable (and unused) by Tenant. Notwithstanding the foregoing, if the Event of Casualty was due to the act or omission of Tenant or Tenant’s Agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

SECTION 15.    EMINENT DOMAIN.

If the whole or a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemner by a deed in lieu of condemnation, or if all or any portion of the Property are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable judgment, the Premises cannot be used for Tenant’s Permitted Use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Base Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Base Rent and Additional Rent shall be equitably abated on the date when such title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord. As used herein, “material portion of the Premises” shall mean such amount that, in Landlord’s reasonable judgment, would render the Premises untenantable for the Permitted Use.

SECTION 16.    INDEMNIFICATION.

To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, together with (a) Landlord’s members and managers, and their respective members and managers, partners, shareholders, officers, directors, agents and employees (“Landlord’s Agents”) and (b) Landlord’s property manager and mortgagee (if any) (“Landlord’s Insured Parties”), from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of (i) any accident, injury or damage occurring in, on or about the Premises causing injury to persons or damage to property; (ii) any accident, injury or damage occurring outside the Premises causing injury to persons or damage to property and due to the act or omission of Tenant or Tenant’s Agents (or any person or entity claiming by, through or under Tenant or Tenant’s Agents); and (iii) the breach or default by Tenant or Tenant’s Agents of any representation, covenant, or other term contained in this Lease, including without limitation the breach of any legal requirements. The provisions of this Section 16 shall survive the expiration or earlier termination of this Lease.

SECTION 17.    TENANT’S PROPERTY.

Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant’s Property. If any of Tenant’s Property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s Property. As used herein, “Tenant’s Property” includes, but is not limited to, all inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon), and personal property placed in the Premises by Tenant and all computer, telecommunications or other cabling and wiring installed in the Premises or elsewhere in the Building by or for the benefit of Tenant.

Tenant hereby acknowledges and agrees that Landlord’s insurance policies do not cover Tenant’s Property.

SECTION 18.    ASSIGNMENT AND SUBLETTING.

18.1  Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a “Transfer”). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant’s obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the financial responsibility, creditworthiness, reputation, and business experience of the Transferee.

18.2  Landlord’s Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within fifteen (15) days after Landlord’s receipt of a Transfer Notice accompanied by the other information described in Section 18.1, to (a) approve the proposed Transfer; or (b) disapprove the proposed Transfer and continue the Lease in full force and effect; or (c) if the proposed Transfer is for a sublease of fifty percent (50%) or more of the rentable square footage of the Premises, terminate the Lease with respect to the portion of the Premises affected as of the date set forth in Landlord’s notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice; or (d) if the proposed Transfer is for a sublease of sixty percent (60%) or more of the rentable square footage of the Premises, terminate the Lease with respect to the portion of the Premises affected or, at Landlord’s option, the entire Premises (it being specifically agreed that Landlord may terminate the Lease with respect to the entire Premises even if Tenant proposes to sublease only sixty percent (60%) of the Premises) as of the date set forth in Landlord’s notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. If Landlord approves of the proposed Transfer pursuant to Section 18.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice; (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form reasonably approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease; and (iii) Tenant shall provide Landlord with a written ratification agreement from each guarantor (if any) of this Lease in form and substance satisfactory to Landlord. In addition, Tenant agrees to reimburse Landlord for its reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection with Landlord’s review of any (x) proposed Transfer whether or not Landlord approves the same and (y) Permitted Transfer (as hereinafter defined); provided, however, that such costs and expenses shall not exceed $2,500.00 per Transfer request.

If Landlord exercises its option to terminate this Lease in its entirety or with respect to the portion of the Premises affected (as set forth above), Tenant shall surrender possession of the Premises or portion thereof on the date set forth in Landlord’s notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Base Rent and Tenant’s parking allocation (if any) shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compare to the floor area of Tenant’s Premises during the Term of the proposed sublet. Landlord acknowledges and agrees that Landlord’s termination rights in Section 18.2 shall not apply to a Permitted Transfer.

18.3  Additional Conditions. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if: (a) in Landlord’s good faith opinion the proposed Transferee’s financial condition is not adequate for the obligations such Transferee is assuming in connection with the proposed Transfer; (b) in Landlord’s good faith opinion the proposed Transferee’s business or reputation is not suitable for the Property considering the business and reputation of the other tenants and the Property’s profile, or the proposed Transfer would result in a violation of another tenant’s rights under its lease at the Property; (c) the proposed Transferee is a governmental or quasi-governmental entity, agency, department or instrumentality; (d) the proposed Transferee is an occupant of the Property; (e) there is then occurring an Event of Default (or there is then occurring an event which with passage of time or the giving of notice, or both, would constitute an Event of Default) under this Lease; (f) any portion of the Property (including the Premises) would likely become subject to additional or different legal requirements as a consequence of the proposed Transfer; (g) Landlord or its agent have discussed with the proposed Transferee or its agent its need for space at the Property within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord, and Landlord has similar space then available for rent at the Property; (h) intentionally omitted; (i) the proposed Transfer is not approved of by any mortgagee; U) the proposed Transferee refuses to sign a commercially reasonable subordination and attornment agreement in favor of any Superior Lessor (as hereinafter defined) or Superior Mortgagee (as hereinafter defined); (k) any guarantor (if any) of this Lease refuses to approve the proposed Transfer or to execute a written agreement reaffirming the guaranty; (I) in Landlord’s good faith opinion the proposed Transferee’s business will impose a burden on the Common Areas or other facilities serving the Building or the Property that is greater than the burden imposed by Tenant; (m) Landlord has sued or been sued by the proposed Transferee or has otherwise been involved in a legal dispute with the proposed Transferee; or (n) the proposed Transfer will result in there being more than one (1) subtenant in the Premises.

18.4  No Release. Landlord’s consent to a Transfer shall not release Tenant of Tenant’s obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after the date of any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Base Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. Landlord’s consent to a particular Transfer shall not relieve Tenant from the requirement of obtaining Landlord’s consent to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant’s permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

18.5  Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, one-half of the amount (the “Transfer Profit”) equal to any rent and other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate: (a) the total of the remaining Base Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions, marketing expenses, tenant allowances, economic concessions and attorneys’ fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer (specifically excluding moving or relocation costs paid to the Transferee). Tenant shall pay such Transfer Profit to Landlord on a monthly basis within ten (10) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement reasonably acceptable to Landlord. Landlord acknowledges and agrees that the provisions of this Section 18.5 shall not apply to a Permitted Transfer.

18.6  Effect on Personal Rights of Tenant. Except in the event of a Permitted Transfer, any rights and options of Tenant shall be ex1inguished (except as otherwise agreed to by Landlord) and shall not be transferred to the assignee, transferee or subtenant, all such rights being personal to Tenant named herein.

18.7  Permitted Transfers.

(A)    Notwithstanding anything to the contrary contained in Section 18, (a) a Transfer (by one or more Transfers) of a controlling portion of or interest in the stock, partnership interests, membership interests or other equity interests of Tenant shall not require the consent of Landlord, and (b) Tenant may assign its interest in this Lease or sublet all or any part of the Premises (1) to any entity controlling, controlled by, or under common control with Tenant, or (2) to any successor to Tenant by purchase, merger, consolidation or similar business reorganization (each a “Permitted Transfer”) without the consent of Landlord; provided, however, that (i) there is not then occurring an Event of Default (or there is not then occurring an event which with passage of time or the giving of notice, or both, would constitute an Event of Default) under this Lease; (ii) if the proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if the proposed transferee is a successor to Tenant by merger, consolidation or similar business reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant’s business; (iii) such proposed transferee shall have a Net Worth (as hereinafter defined) which is sufficient, in Landlord’s commercially reasonable opinion, to enable the proposed transferee to satisfy the obligations of Tenant under this Lease, as evidenced to Landlord’s reasonable satisfaction; (iv) Tenant shall not be released from any obligation under this Lease or any liability hereunder; and (v) Tenant shall give Landlord written notice as soon as reasonably practicable and in no event more than ten (10) days after the effective date of the Permitted Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this provision have been satisfied. As used herein, “Net Worth” shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment for the purposes of Section 18. If requested by Landlord, the transferee shall sign Landlord’s commercially reasonable form of assumption agreement. Tenant acknowledges and agrees that Section 18.4 (No Release) and Section 41 (OFAC List) shall also apply in connection with a Permitted Transfer.

(B)    In addition to the foregoing, it shall be a condition of the validity of any such Transfer (or Permitted Transfer) that the proposed transferee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.

18.8  Applicable Terms and Conditions. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same towards Tenant’s obligations under this Lease; provided, however, that until an Event of Default by Tenant shall occur hereunder which is not cured within the applicable cure period (if any), Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default hereunder exists under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b) In the event of a default by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rent or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease, unless and then to the extent any such prepaid rent and security deposit have been delivered to Landlord.

SECTION 19.    SIGNS, WINDOW TREATMENTS, AND ADVERTISING.

Except as hereinafter provided, Tenant may not place on the interior or exterior of the Premises (including on both interior and exterior surfaces or doors and interior surfaces of windows) or on any part of the Building outside of the Premises, any signs, symbol, advertisement, or the like, visible to public view from outside of the Premises. Any signs or letters in the public corridors or on the doors must be in accordance with a plan or sketch of the sign submitted to Landlord for written approval before installation, which installation shall be at the sole expense of Tenant. All signage must be in accordance with all applicable laws. regulations, ordinances, and codes. No signs may be installed in or on any window. Tenant may install its own window treatments, only if the same shall not in any way interfere with the Building standard blinds or be visible from the exterior of the Building.

Landlord shall provide and maintain at Landlord’s cost (a) in the main lobby of the Building, an alphabetical directory board or other directory device listing all tenants in the Building, including Tenant. and/or (b) in the elevator lobby of the floor on which the Premises are located. an alphabetical directory board or other directory device listing all tenants on the floor, including Tenant. Tenant shall have the option to install its own signage at the entrance of the Premises, subject to Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed.

SECTION 20.    INFLAMMABLES ODORS.

Tenant shall not bring, permit to be brought, keep, or permit to be kept in or on the Premises or elsewhere in the Building or on the Property, any inflammable, combustible, or explosive fluids, materials, chemicals, or substances (other than small quantities of industrial solvents used in the normal course of cleaning and maintenance), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the Premises.

SECTION 21.    INSURANCE.

21.1.    Intentionally Omitted.

21.2    Tenant’s Insurance. Tenant shall, at all times during the Term of this Lease (or such earlier or later period as Tenant is in possession of the Premises or any portion thereof), procure and maintain at its sole cost and expense:

(A)  Property. Property insurance in an amount equal to the full replacement cost of Tenant’s Work, Alterations and Tenant’s Property located in the Premises, which shall provide protection against loss by fire and other casualties and risks, on the special causes of loss form, including earthquake and flood.

(B)  Commercial General Liability. Commercial general liability insurance (including contractual and personal injury liability insurance) in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate (or such commercially reasonable higher limits as required by landlords of other comparable commercial office properties located in the greater Boston area where the Building is located).

(C)  Automobile Liability. Automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 per occurrence.

(D)  Workers’ Compensation and Employers’ Liability. The statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(E)  Excess/Umbrella Liability. Umbrella liability coverage in an amount not less than $3,000,000.00 per occurrence and $3,000,000.00 annual aggregate. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability, and employers’ liability requirements outlined in Sections 21.2(8), (C) and (D) above.

(F)  The liability coverage in the insurance policies required in Sections 21.2(B), (C) and (E) above shall name Landlord, together with Landlord’s Insured Parties, as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 21.2(A) – (E) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of at least A- and a size class rating of at least VIII (8) or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit with Landlord countersigned certificates of insurance, accompanied by a letter from the placing insurance broker evidencing Tenant’s certificates of insurance reflect the coverage placed by the broker for Tenant In the event Tenant’s insurer cancels or refuses to renew the policy, or changes in any material and adverse way the nature or extent of the coverage provided by such policy, Tenant shall notify Landlord of such fact in writing promptly thereafter. Tenant’s failure to comply with its insurance obligations under this Lease shall constitute an Event of Default under this Lease.

21.3    Insurance During Construction. In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause any contractors and sub-contractors performing work to carry: (A) commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence and $3,000,000.00 annual aggregate (or such commercially reasonable higher limits as required by landlords of other comparable commercial office properties located in the greater Boston area where the Building is located); (B) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (C) umbrella liability coverage in an amount not less than $1,000,000.00 per occurrence and $3,000,000.00 annual aggregate (to be in excess of the commercial general liability and employers’ liability requirements outlined in Sections 21.3(A) and (B) above); and (D) property insurance to include the betterments and improvements on the special causes of loss form, including earthquake and flood, to protect Landlord’s and Tenant’s interests during the course of construction with a limit of not less than the total replacement cost of the completed improvements under construction. The liability coverage in the insurance policies required in Sections 21.3(A) and (C) above shall name Landlord, together with Landlord’s Insured Parties, as additional insureds on a primary non-contributing basis.

21 .4    Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall contain a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be.

SECTION 22.    HAZARDOUS MATTER.

22.1    Tenant and Tenant’s Agents shall not generate, use or store any Hazardous Matter (as hereinafter defined) in or on the Property (including the Premises) or introduce any Hazardous Matter in any manner into the Property (including the Premises). Tenant and Tenant’s Agents shall not dump, flush, release or dispose of any Hazardous Matter in, on or from the Property (including the Premises) whether by sewer, septic system, ground, air or otherwise.

22.2    Tenant shall promptly notify Landlord in writing of any incident in or on the Property (including the Premises) involving the presence of Hazardous Matter or violation (or possible violation) of Environmental Requirements (as hereinafter defined) by Tenant. Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any government agency or official concerning the presence of Hazardous Matter or violation (or alleged violation) of Environmental Requirements.

22.3    To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, together with (A) Landlord’s Agents and (8) Landlord’s Insured Parties, from and against any and all Environmental Damages (as hereinafter defined) which may be asserted by any person or entity, or government agency, or which the indemnified parties may sustain or be put to on account of: (1) the introduction or release of any Hazardous Matter in, on or from the Property (including the Premises) caused by the act or omission of Tenant or Tenant’s Agents; (2) the act or omission of Tenant or Tenant’s Agents in violation of Environmental Requirements; and (3) the breach of any of Tenant’s obligations under Section 22. Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant from and against any and all Environmental Damages which may be asserted by any person or entity, or government agency, or which the indemnified parties may sustain or be put to on account of the violation of Environmental Requirements to the extent caused by Landlord or Landlord’s Agents.

22.4    The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between Section 22 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The provisions of Section 22 shall survive the expiration or earlier termination of this Lease.

22.5    The following terms as used herein shall have the meanings set forth below:

(A)  “Hazardous Matter” shall mean any substance: (1) which is or becomes defined as “hazardous waste,” “hazardous material,” “hazardous substance,” “toxic substance,” “oil,” “infectious medical waste,” “hazardous medical waste” or similar in any federal, state, or local law, ordinance, regulation, code, order, or otherwise; or (2) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to all applicable law.

(8)  “Environmental Requirements” shall mean all applicable law, the provisions of any and all approvals, and the terms, covenants and conditions of this Lease insofar as the same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including, without limitation, those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

(C)  “Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether punitive, special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including, without limitation, costs incurred in connection with any investigation or assessment of site conditions or of health of persons using the Building or the Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of the Property; any damage caused by loss or restriction of rentable or usable space in the Property; or any damage caused by adverse impact on marketing or financing of the Property.

SECTION 23.    TENANT ESTOPPEL CERTIFICATES.

23.1    Upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with a tenant estoppel certificate signed by Tenant certifying to the best of Tenant’s knowledge as to such matters relating to the then current status of this Lease as may be reasonably requested by Landlord (or any Superior Lessor (as hereinafter defined), Superior Mortgagee (as hereinafter defined), prospective lessor, prospective mortgagee, prospective purchaser or other party), including, without limitation:

(A)  The Commencement Date and Expiration Date of this Lease;

(B)  That this Lease is unmodified and in full force and effect or, if there has been a modification, that the same is in full force and effect, as modified, and stating such modification;

(C)  Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, covenants and conditions of this Lease and whether there are any obligations of Landlord or Tenant to be performed or complied with and, if so, specifying the same;

(D)  The date to which Base Rent, Additional Rent and all other charges have been paid;

(E)  The amount of any security deposit or letter of credit hereunder; and

(F)  Any other matters reasonably requested.

23.2    Any statement furnished pursuant to this Section may be relied upon by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party). In addition to any other right or remedy Landlord may have, if Tenant fails to execute any tenant estoppel certificate within the time-frame required by this Section, such failure shall be deemed an Event of Default hereunder, and Tenant shall irrevocably constitute Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable.

SECTION 24.    SUBORDINATION.

24.1    At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases, now or hereafter affecting the Building or the Property, and each of the terms, covenants and conditions thereto (the “Superior Leases”), and to all mortgages and deeds of trust, now or hereafter affecting the Building or the Property or the Superior Leases, and each of the terms, covenants and conditions thereto (the “Superior Mortgages”), whether or not such Superior Mortgages shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Leases and Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required.

24.2    Upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall execute, acknowledge and deliver to Landlord any commercially reasonable instrument of subordination that Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party) may reasonably request. In addition to any other right or remedy Landlord may have, if Tenant fails to execute any instrument of subordination within the time-frame required by this Section, such failure shall be deemed an Event of Default hereunder, and Tenant shall irrevocably constitute Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable. As used herein, “Superior Lessor” shall mean the lessor of a Superior Lease or its successor in interest. As used herein, “Superior Mortgagee” shall mean the holder of a Superior Mortgage or its successor in interest.

24.3    If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called the “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, then this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions as are set forth in this Lease, except that the Successor Landlord shall not (A) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (B) be subject to any offset, not expressly provided for in this Lease; (C) be bound by any Base Rent or Additional Rent which Tenant might have paid for more than the then current rental period; or (D) be bound by any security deposit or letter of credit hereunder not actually received by the Successor Landlord (or predecessor in interest).

SECTION 25.    DEFAULT.

25.1    Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”) hereunder:

25.1.1  Nonpayment of Base Rent or Additional Rent. Failure by Tenant to pay any installment of Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due; provided, however, that on the first (1st) occasion only during any Lease Year with respect to Base Rent, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5)-day period to cure such failure.

25.1.2  Intentionally Omitted.

25.1.3 Other Obligations. Failure by Tenant to perform or observe any other covenant, condition or agreement of this Lease and such failure continues, after written notice given by or on behalf of Landlord to Tenant, for more than thirty (30) days (or such longer period as may be necessary to cure such default, provided that Tenant commences such cure within the thirty (30) day period and thereafter diligently pursues the same to completion); provided, however, that if the applicable covenant, condition or agreement of this Lease provides for a shorter time period for performance, the shorter time period for performance shall apply.

25.1.4  Assignment; Receivership; Attachment. (a) The making by Tenant of any arrangement or assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

25.1.5  Bankruptcy. The admission by Tenant or Tenant’s guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant’s guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant’s guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant’s guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant’s guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant’s creditors or such guarantor’s creditors, such proceeding shall not have been dismissed.

25.1.6  Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of ninety (90) days without payment of Rent.

25.1.7  Intentionally Omitted.

25.2    Remedies. If an Event of Default occurs, Landlord shall have the following rights and remedies, in addition to any and all other rights and remedies available to Landlord in law or equity:

25.2.1  Notice to Quit. Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord’s termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same.

25.2.2  Right of Re-Entry. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary proceeding, eviction, ejectment or otherwise and may dispossess all persons and property from the Premises. Tenant’s property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 25.2.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived.

25.2.3  Recovery of Base Rent and Damages. Landlord shall have the right to recover from Tenant all loss of Base Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (a) all Base Rent, Additional Rent and other sums due and payable by Tenant as of the date of termination; (b) all Base Rent and Additional Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease; (c) all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard Landlord’s Work, and the like); (d) the costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including attorneys’ fees and litigation costs); (e) the costs of curing Tenant’s defaults existing at or prior to the date of termination; (f) all Reletting Expenses (as hereinafter defined); and (g) all Landlord’s other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

25.2.4  Acceleration of Future Rentals. Following termination of this Lease, Landlord, at its election, may demand to be indemnified for its loss of Base Rent (with respect to the period following such termination) by a lump sum payment representing the then present value of the amount of Base Rent that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Base Rent payable hereunder) estimated as of the date of termination, and taking into account Landlord’s reasonable projections of vacancy and time required to re-lease the Premises. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant’s default with respect to the rents payable for the remainder of the Term as described above. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

25.2.5  Base Rent Due After Re-Entry by Landlord. If Landlord re-enters or otherwise takes possession of the Premises without terminating this Lease (but terminating only Tenant’s right of possession in the Premises), then the Lease and Tenant’s liabilities and obligations thereunder shall survive such action. In the event of any such termination of Tenant’s right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay Landlord a sum equal to the Base Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (a) the equivalent of the amount of the Base Rent payable under this Lease, less (b) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord’s Reletting Expenses. Tenant shall pay such amounts in accordance with the terms of this Section 25.2.5 as set forth in a written statement thereof from Landlord to Tenant (the “Deficiency”) to Landlord in monthly installments on the days on which the Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant’s default(s) existing at or prior to the date of such termination, the cost of recovering possession of the Premises and the Reletting Expenses. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys’ fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

25.2.6  Certain Terms Defined. “Reletting Alterations” shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and “Reletting Expenses” shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys’ fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.

25.3    Landlord’s Right to Cure Defaults. If Tenant shall default in the observance or performance of any condition or covenant on Tenant’s part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to Landlord by Tenant as Additional Rent pursuant to Section 6 hereof and if not so paid with interest from the date due until the date paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant (the “Default Rate”).

25.4    Disposition of Tenant’s Property. In addition to Landlord’s rights under Section 25.3 hereof, Landlord shall have the right to handle, remove, discard or store in a commercial warehouse or otherwise, at Tenant’s sole risk and expense, any of Tenant’s Property that is not removed by Tenant at the end of the Term or other termination of this Lease. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

25.5    Mitigation of Damages; Reletting of Premises.

Landlord shall have no obligation to mitigate any damages resulting from an Event of Default by Tenant under this Lease other than to list the Premises as available for rent and to use commercially reasonable efforts to rent the Premises; provided, however, that (A) Landlord shall not be obligated to solicit or entertain negotiations with a replacement tenant for the Premises unless and until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (B) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises at the Property suitable for the replacement tenant’s use are (or soon will be) available; (C) Landlord shall not be obligated to lease the Premises to a replacement tenant at a rate that is less than the rate that Landlord is advertising space at the Property (on a per rentable square foot basis); (D) Landlord shall not be obligated to enter into a lease with a replacement tenant under terms, covenants and conditions that are unacceptable to Landlord, including, without limitation, a replacement tenant whose use would: (1) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property, (2) adversely affect, in Landlord’s good faith opinion, the reputation of the Property, or (3) be incompatible, in Landlord’s good faith opinion, with the operation of the Property; and (E) Landlord shall not be obligated to enter into a lease with a replacement tenant who does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

In attempting to relet the Premises, Landlord may perform Reletting Alterations, and Tenant upon demand shall pay the reasonable cost of the foregoing as part of the Reletting Expenses. The rents from any reletting shall be applied first to the payment of the Reletting Expenses, and second to the payment of Rent herein provided to be paid by Tenant Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

25.6    No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (a) recover the remaining balance of such unpaid rent, or (b) pursue any other remedy provided in this Lease.

25.7    Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of Section 25, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Section 18, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Base Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant’s property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee’s reasonable ability to pay the rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

25.8    Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY SUMMARY PROCESS, EVICTION OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. EACH PARTY HAS BEEN REPRESENTED BY, AND HAS RECEIVED THE ADVICE OF, LEGAL COUNSEL WITH RESPECT TO THIS WAIVER.

SECTION 26.    SECURITY DEPOSIT.

26.1    Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the sum identified in Section 1 of this Lease in the form of a check or wire transfer (the “Security Deposit”). During the Term of this Lease, including any extensions thereof, and for sixty (60) days after the expiration of the Term of this Lease, or for so long thereafter as Tenant is in possession of the Premises (or any portion thereof) or has unsatisfied obligations hereunder to Landlord, the Security

Deposit shall be held by Landlord without liability for interest and as security for the full and timely performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Tenant shall have no right to require Landlord to so draw and apply the Security Deposit, nor shall Tenant be entitled to credit the same against Rent or other sums payable hereunder. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder, without waiving any rights or remedies as a result of such failure. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount, and failure to so restore within such time period shall be an Event of Default hereunder giving rise to all of Landlord’s rights and remedies applicable to an Event of Default in the payment of Rent. If Tenant does not have any unsatisfied obligations hereunder at the termination of this Lease (or thereafter if Tenant is in possession of the Premises (or any portion thereof)), the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord shall assign the Security Deposit to the transferee and so long as Landlord actually effectuates such assignment thereafter shall have no further liability for the return of such Security Deposit.

26.2    Notwithstanding anything to the contrary contained herein, provided that Tenant shall not be in an Event of Default beyond any applicable notice and grace period on the Reduction Date (as hereinafter defined), the Security Deposit shall be decreased to $37,398.84 (the “Reduced Amount”) after the twenty-six (26) month anniversary of the Commencement Date (the “Reduction Date”). Landlord shall promptly following the Reduction Date refund to Tenant the amount necessary to reduce the Security Deposit to the Reduced Amount. Should Tenant be in an Event of Default beyond any applicable notice and grace period on the Reduction Date, the Security Deposit then in effect shall remain in place (without reduction) for the balance of the Term of the Lease.

SECTION 27.    NO LIENS.

Tenant agrees to immediately discharge (either by payment or by filing of the necessary bond or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against the Premises or the Property which arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment furnished, or alleged to have been furnished, to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid by Tenant to Landlord on demand, together with interest thereon at the Default Rate. Any claim to, or lien upon, the Premises or the Property described herein shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property.

SECTION 28.    FINANCIAL STATEMENTS.

Ten ant acknowledges that the capability of Tenant to perform its financial obligations under this Lease is material to Landlord, and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents and warrants to Landlord that any financial statements previously furnished to Landlord were at the time given true and correct in all material respects, and that there have been no material changes thereto as of the date of this Lease (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term of this Lease). In addition, within ten (10) days after written request given by or on behalf of Landlord, Tenant shall furnish Landlord with Tenant’s most recent financial statements (audited, if available, or otherwise certified as being true and correct by Tenant) reflecting Tenant’s current financial condition and providing detail sufficient for Landlord to verify the accuracy of any Transfer Profit applicable under Section 18.5 of this Lease.

SECTION 29.    NOTICES.

All notices or other communications hereunder shall be in writing and shall be deemed to have been given (A) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (8) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

If to Landlord:	NS 141 Tremont LLC
c/o Synergy Investments
100 Franklin Street, Suite 200
Boston, MA 02110
Attention: Senior Director of Leasing

with a copy to:	Paul L Baccari, Esquire
Rubin and Rudman LLP
50 Rowes Wharf
Boston, MA02110

If to Tenant:	And before the Commencement Date, then to:

295 Devonshire Street
4th Floor
Boston, MA 02110

And on or after the Commencement Date, then to:

The Premises

SECTION 30.    RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the rules and regulations, if any as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant (“Rules and Regulations”). If the provisions of this Lease conflict with any such Rules and Regulations then the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or any other tenant’s servants, employees, agents, visitors, invitees, or licensees. Landlord shall not enforce the Rules and Regulations arbitrarily.

SECTION 31.    QUIET ENJOYMENT.

Tenant, on paying the Base Rent and Additional Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold, and enjoy the Premises in accordance with this Lease for the Term and any extension thereof free from disturbance by Landlord or anyone claiming by, through, or under Landlord.

SECTION 32.    LANDLORD’S DEFAULT.

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord fails to perform or observe any obligation of this Lease and such failure continues, after written notice given by or on behalf of Tenant to Landlord, for more than thirty (30) days (or such longer period as may be necessary to cure such default, provided that Landlord commences such cure within the thirty (30) day period and thereafter diligently pursues the same to completion).

SECTION 33.    LIMITATION OF LIABILITY.

The liability of Landlord and Landlord’s Agents to Tenant (or any person or entity claiming by, through or under Tenant) under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Property shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s interest in the Building. Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment against Landlord or Landlord’s Agents. Neither Landlord, Landlord’s Agents nor Tenant shall be personally liable for any judgment, award or deficiency after execution thereon and Landlord and Tenant hereby waive and release such personal liability on behalf of itself and all persons claiming by, through or under Landlord or Tenant as applicable. The limitations of liability contained in this Section 33 shall apply equally and inure to the benefit of the Landlord and Landlord’s Agents, present and future advisors, beneficiaries, participants, representatives and their respective constituent partners, members, shareholders, trustees, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), member of Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease, nor shall negative capital account of any constituent partner or member in Landlord (or in a constituent member or partner of Landlord) nor any obligation of any constituent member or partner of Landlord (or in any other constituent member or partner of Landlord) to restore a negative capital account or to contribute or loan capital to Landlord (or to any constituent member or partner of Landlord), at any time be deemed to be the property or an asset of Landlord or such other constituent member or partner (and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such a member’s or partner’s obligation to restore or contribute). Notwithstanding any contrary provision herein, neither Landlord nor Landlord’s Agents shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, and, except as set forth in Section 22 and Section 39.3, neither Landlord nor Tenant shall be liable for any form of punitive, special or consequential damages, in each case however occurring. The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply. Notwithstanding the foregoing, none of the provisions of this Section 33 shall be deemed to release any insurance carrier that insures Landlord’s liability to Tenant or to third parties from any obligation to make any payment to Tenant pursuant to any such insurance policy, it being agreed that any release of Landlord for any obligation to Tenant is not intended to and does not release Landlord’s insurance carrier from the obligation of paying such loss on Landlord’s behalf. The provisions of this Section 33 shall survive the expiration or earlier termination of this Lease.

SECTION 34.    INDEPENDENT COVENANTS.

Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement, and Tenant hereby waives the benefit of any statute or case law to the contrary. Tenant acknowledges and agrees that its covenant to pay Base Rent and Additional Rent hereunder is independent of Landlord’s obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Base Rent or Additional Rent due hereunder or to terminate this Lease, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.

SECTION 35.    SEVERABILITY.

If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 36.    WAIVER OF COUNTERCLAIMS.

If Landlord commences any summary proceeding for possession of the Premises based on an Event of Default by Ten ant hereunder, Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord’s summary proceeding.

SECTION 37.    COSTS AND EXPENSES.

In the event of any litigation between Landlord and Tenant to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

SECTION 38.    INTENTIONALLY OMITTED.

SECTION 39.    SURRENDER OF PREMISES; HOLDING OVER.

39.1  Upon the expiration or earlier termination of this Lease, Tenant shall promptly surrender possession of the Premises to Landlord in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, casualty and condemnation. Tenant shall surrender to Landlord all keys, key cards, security and access codes to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. For purposes of this Lease, the phrase “reasonable wear and tear” constitutes that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned phrase excuse Tenant from its duty to keep the Premises in good order and condition and otherwise usable, serviceable and tenantable as required by this Lease.

39.2  Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove (A) all Alterations that Tenant is required to remove pursuant to Section 12 of this Lease and (8) all of Tenant’s Property. Tenant shall not remove Landlord’s Work (if any). Tenant shall, at its sole cost and expense, repair any damage caused by the removal of Tenant’s Alterations and Tenant’s Property, and perform such other work as is reasonably necessary to restore the Premises to “move in” condition, excepting only reasonable wear and tear, casualty and condemnation. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, such failure shall be deemed a holding over by Tenant under Section 39 hereof, and Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (1) remove and store such items; and/or (2) upon thirty (30) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items and performance of any required repairs and restoration), with any remainder to be paid to Tenant.

39.3  If, after the expiration or earlier termination of this Lease, Tenant fails to surrender the Premises (or any portion of the Premises) in accordance with the provisions of this Lease, such occupancy shall be that of a tenancy at sufferance, in which event Tenant shall pay Landlord (A) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (1) 150% of the then current Annual Base Rent, or (2) 150% of the fair market rental for the Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (8) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, together with (a) Landlord’s Agents and (b) Landlord’s Insured Parties, from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of Tenant’s holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of Section 39 shall survive the expiration or earlier termination of this Lease.

SECTION 40.    BROKERS.

Except for the Broker(s) listed in Section 1 of this Lease, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each wilt indemnify and defend the other from any and alt claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Lease. Landlord will pay any commission due to the Broker(s) hereunder pursuant to its separate agreement with the Broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant The provisions of this Section 40 shall survive the expiration or earlier termination of this Lease.

SECTION 41.    OFAC LIST

Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specialty Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity in order to comply with any legal requirement or applicable laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 18, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 41, and it shall be reasonable for Landlord to refuse to approve a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 41 shall at Landlord’s election be a default under this Lease for which there shall be no cure. This Section 41 shall survive the termination or earlier expiration of the Lease.

SECTION 42.    GOVERNING LAW

This Lease shall be governed by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

SECTION 43.    FORCE MAJEURE

In the event that either party shall be delayed or hindered in or prevented from the performance of actions required under this Lease, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reasons of a like nature not the fault of the party delayed in performing work or doing the acts required (each an event of “Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for such party’s performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 43 shall in no event operate to excuse Tenant from the prompt payment of Base Rent or Additional Rent or excuse performance due to lack of funds. In any case where work is to be paid for out of insurance proceeds of condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.

SECTION 44.    LEASE NOT TO BE RECORDED.

Tenant agrees not to record this lease, but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called notice of lease or memorandum of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms, covenants and conditions of this Lease.

SECTION 45.    LEASE NOT BINDING UNTIL EXECUTED AND DELIVERED.

This Lease shall not bind Landlord unless and until it has been signed and delivered by Tenant (and Guarantor(s), if any), received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant.

SECTION 46.    COUNTERPARTS; PDF EXECUTION.

This Lease may be executed in counterparts, and such counterparts together shall constitute but one original of the Lease. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. Provided it is accompanied by the final version of this Lease (including all exhibits, if any), an executed signature page of this Lease delivered by facsimile or as a PDF or a similar attachment to an email shall constitute effective delivery of this Lease by the party so delivering the same for all purposes with the same force and effect as the delivery of an executed original counterpart.

SECTION 47.    ENTIRE AGREEMENT’ AMENDMENT AND MODIFICATION.

This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, including all lease proposals, letters of intent and similar documents. This Lease may be modified only by a written agreement signed by both Landlord and Tenant.

SECTION 48.    SUCCESSORS AND ASSIGNS.

The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Property shall be liable only for obligations accruing during the period of its ownership or interest in the Property, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Property, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

SECTION 49.    AUTHORITY.

Each party represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

SECTION 50.    EXTENSION OPTION.

50.1    Extension Option. Provided that Tenant shall not be in an Event of Default either at the time of the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), beyond any applicable notice and grace period, Tenant shall have one (1) option (the “Extension Option”) to extend the Term of this Lease for an additional sixty (60) months (the “Extension Term”). Tenant must exercise the Extension Option by providing written notice of election to Landlord (the “Extension Notice”) no more than fifteen (15) months and no less than twelve (12) months prior to the scheduled expiration of the Term of this Lease. The Annual Base Rent in and for the

Extension Term shall be one hundred percent (100%) of the Fair Market Base Rent (as hereinafter defined). All other terms of this Lease shall apply during the Extension Term. If Tenant shall fail to send the Extension Notice within the time period herein provided, the Extension Option shall cease to exist and terminate, and Tenant shall have no further opportunity to exercise the Extension Option.

50.2    Fair Market Base Rent. As used herein, “Fair Market Base Rent” shall mean the Annual Base Rent which Landlord could reasonably expect to obtain from a third party for the Premises if Landlord put the same on the market for lease in “as is” condition for a term corresponding to the term offered hereunder; provided, however, that in no event shall the Fair Market Base Rent be less than the Annual Base Rent in effect during the year immediately preceding the Extension Term.

50.3    Rent Proposal. Fair Market Base Rent shall be determined as follows: Landlord shall, within thirty (30) days after receipt of the Extension Notice propose in writing to Tenant the Fair Market Base Rent to be paid by Tenant during the Extension Term (the “Rent Proposal”). Tenant shall have thirty (30) days from receipt of Landlord’s Rent Proposal to either accept or reject Landlord’s Rent Proposal. If Tenant objects to Landlord’s Rent Proposal, Tenant shall notify Landlord of such objection in writing (the “Objection Notice”). If Tenant shall fail to send the Objection Notice within the thirty (30) day time period herein provided, Tenant shall be deemed to have accepted Landlord’s Rent Proposal.

50.4    Arbitration Process. If Tenant delivers the Objection Notice, both Landlord and Tenant shall engage in discussions regarding the Fair Market Base Rent for a period of up to thirty (30) days. If the parties cannot agree, both Landlord and Tenant shall each appoint a qualified independent real estate broker having at least ten (10) years’ experience dealing with similar properties in downtown Boston (and upon the failure or refusal of Landlord or Tenant to make such appointment within twenty (20) days after receipt of Tenant’s Objection Notice, the broker appointed by the other party shall determine the Fair Market Base Rent). The two brokers so appointed shall, within ten (10) days after the appointment of the second broker, appoint a third qualified independent real estate broker having at least ten (10) years’ experience dealing with similar properties in downtown Boston. Landlord and Tenant shall each bear the cost of their respectively appointed brokers. Landlord and Tenant shall equally bear the cost of the third broker. The third broker must not have undertaken work on behalf of either party or any affiliate of either party during the three (3) year period prior to his or her selection. The three brokers shall each make a determination of the Fair Market Base Rent for the Premises; the opinion farthest from the average of all three brokers will be disregarded; and the two remaining opinions will be averaged to obtain the Fair Market Base Rent, which shall be deemed the Annual Base Rent to be paid by Tenant to Landlord during the Extension Term. Such payments shall be made monthly in the same manner provided during the original Term of this Lease.

50.5    Lease Amendment. In the event Tenant successfully exercises its Extension Option as described herein, Tenant and Landlord shall cooperate with each other to execute and deliver an amendment to this Lease which contains all of the terms and conditions necessary to incorporate the Extension Term into this Lease.

50.6    No Transfer. Except in the event of a Permitted Transfer, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under Section 50, and any such purported transfer or attempted transfer shall be null and void and without effect, shall terminate Tenant’s rights under Section 50, and shall constitute an Event of Default under this Lease.

SECTION 51.    RIGHT OF FIRST OFFER.

51.1    Right of First Offer. Provided that (a) Tenant shall not be in an Event of Default either at the time of Landlord’s Notice of ROFO Premises (as hereinafter defined) or at the time Landlord delivers the ROFO Premises (as hereinafter defined), beyond any applicable notice and grace period, and (b) Tenant has not assigned this Lease or sublet the Premises except pursuant to a Permitted Transfer, Tenant shall have a right of first offer (“ROFO”), subject to any pre-existing rights, to lease any space that becomes available on the ninth (9th) floor or the eleventh (11th) floor of the Building (collectively, the “ROFO Premises”).

51.2    Landlord’s Notice of ROFO Premises. Before Landlord offers to lease the ROFO Premises to a third party, Landlord shall offer to lease such space to Tenant in writing (“Landlord’s Notice of ROFO Premises”), which notice shall (a) identify the portion of the ROFO Premises then offered (the “Offered Premises”), (b) list the date upon which the Offered Premises is anticipated to be available for occupancy, and (c) list Landlord’s determination of the Fair Market Base Rent for the Offered Premises. Tenant shall have ten (10) Business Days from receipt of Landlord’s Notice of ROFO Premises to accept all of the terms and conditions set forth in Landlord’s Notice of ROFO Premises by notifying Landlord, in writing, of its intent to lease the Offered Premises on said terms and conditions, including the Base Rent and Additional Rent set forth therein. Tenant acknowledges and agrees that time shall be of the essence in accepting Landlord’s Notice of ROFO Premises, and the arbitration process described in Section 50 shall have no applicability to Section 51.

51.3    Failure to Notify; Economic Terms. If Tenant fails to notify Landlord of its intent to lease the Offered Premises as provided for herein, Tenant’s right to lease the Offered Premises shall terminate (it being understood that Tenant’s right to lease the Offered Premises is a one-time right for Tenant), and Landlord shall have no further obligation to lease the Offered Premises to Tenant and may lease the Offered Premises (or any portion thereof) to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein. Notwithstanding the foregoing, prior to Landlord entering into a lease of the Offered Premises with a third party on Economic Terms (as hereinafter defined) that are more than ten percent (10%) more favorable to such third party than the most favorable Economic Terms offered by Landlord to Tenant, Landlord shall deliver a second notice to Tenant (“Landlord’s Second Notice of ROFO Premises”) with respect to such Offered Premises (and Landlord’s Second Notice of ROFO Premises shall contain the more favorable Economic Terms). Tenant shall have the same rights with respect to Landlord’s Second Notice of ROFO Premises as it had with respect to the initial notice except that Tenant shall have five (5) Business Days from receipt of Landlord’s Second Notice of ROFO Premises to accept all of the terms and conditions set forth in Landlord’s Second Notice of ROFO Premises. As used in this Section 51.3, “Economic Terms” shall refer to the net, aggregated cost to Tenant or another party, on a present value basis, of the effect of the following terms for the Offered Premises: (a) the rental rate (including Additional Rent and considering any “base year” or “expense stop” applicable thereto); (b) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of the Offered Premises (which amount is a deduction from the cost to Tenant or such other party); and (c) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party). Notwithstanding any1hing to the contrary contained herein, Tenant must elect to exercise its ROFO, if at all, with respect to all of the Offered Premises at any particular time, and Tenant may not elect to lease only a portion thereof.

51.4    Lease Amendment. In the event Tenant successfully exercises its ROFO as described herein, Tenant and Landlord shall cooperate with each other to execute and deliver an amendment to this Lease which contains all of the terms and conditions necessary to incorporate the Offered Premises into this Lease.

51.5    No Transfer. Except in the event of a Permitted Transfer, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under Section 51, and any such purported transfer or attempted transfer shall be null and void and without effect, shall terminate Tenant’s rights under Section 51, and shall constitute an Event of Default under this Lease.

51.6    Obligation to Extend. Notwithstanding any1hing to the contrary contained herein, if Landlord’s Notice of ROFO Premises is given within the last twelve (12) months of the Term, Tenant’s exercise of its ROFO shall be subject to Tenant’s exercise of its Extension Option so that the Premises and the Offered Premises both expire on the last day of the Extension Term.

SECTION 52.    EXHIBITS.

Additional terms to this Lease, if any, are set forth in the Exhibits attached hereto, which are incorporated herein by reference as follows:

Exhibit A	Legal Description
Exhibit B	Plan of Premises

Exhibit C-1	Work Letter
Exhibit C-2	Additional Work Items
Exhibit D	Concept Plan
Exhibit E	Building Finish Specifications
Exhibit F	Form of Commencement Date Certificate

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on date first set forth above.

LANDLORD:

NS 141 TREMONT LLC, a Massachusetts limited liability company

By:	Synergy Financial LLC,
a Massachusetts limited liability company, Property Manager and Authorized Agent

By:	/s/ David Greaney
David Greaney, Manager

TENANT:

PEERTRANSFER CORPORATION, a Delaware corporation

By:	/s/ Peter Butterfield
Name:	Peter Butterfield
Title:	General Counsel & Chief Compliance Officer
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE]

EXHIBIT A

LEGAL DESCRIPTION

The land in Boston, Suffolk County, Massachusetts, on the southeasterly side of Tremont Street and the southwesterly side of Temple Place, known as and numbered 141 Tremont Street, and being further bounded and described as follows:

Beginning at the point of intersection of the southeasterly line of Tremont Street and the southwesterly line of Temple Place; and thence running

Southeasterly by Temple Place, ninety-nine and 88/100 (99.88) feet to a point in the Northwesterly line of a four (4) foot wide passageway; thence turning an interior angle of eighty-nine degrees (89°), fourteen minutes (14’) and forty seconds (40”); and running

Southwesterly by said passageway, fifty-six and 44/100 (56.44) feet to a point in the middle of a twelve (12) inch party wall, at land now or formerly of Fannie R. Brewer, et al.; thence turning an interior angle of eighty-nine degrees (89°), forty-three minutes (43’) and no seconds (00”); and running

Northwesterly by the land last named, the line in the main running through party walls, one hundred and 21/100 (100.21) feet to the Southeasterly line of Tremont Street; thence turning an interior angle of eighty-nine degrees (89°), fifty six minutes (56’) and no seconds (00”); and running

Northeasterly by Tremont Street, fifty-four and 78/100 (54.78) feet to the point and place of beginning, said last described line forming an interior angle of ninety-one degrees (91°), one minute (1’) and twenty seconds (20”), with the first described line.

Said parcel is shown on a plan by Harry R. Feldman, Inc., dated July 21, 1971, entitled “Plot Plan, Boston, Mass.” recorded with the Suffolk County Registry of Deeds, Book 8461, Page 502.

EXHIBIT B

PLAN OF PREMISES

EXHIBIT C-1

WORK LETTER

Landlord, at Landlord’s sole cost and expense, shall perform the work shown on the Concept Plan, which work shall include the following items to the extent not already shown on the Concept Plan:

1.	Paint the Premises in Tenant’s choice of Building Standard colors.

2.	Supply and install carpet (or alternative flooring option, such as VCT in lunch room or break room, if applicable) throughout the Premises in Tenant’s choice of Building Standard colors.

3.	Electrical wiring to code.

4.	Sprinkler system to code.

5.	Relocate HVAC system as needed.

6.	Repair and replace ceiling tiles and lighting fixtures as needed.

EXHIBIT C-2

ADDITIONAL WORK ITEMS

ITEM #1 - TENANT FIT PLAN REVISIONS TO INCLUDE:

GLASS WALLS AND FRAMELESS DOORS AS PER REVISED FIT PLAN IN FRONT THREE CONFERENCE

ROOM/OFFICES

INCREASED KITCHEN CABINETS AND COUNTER AREA BY APPROXIMATELY 11-FEET

ADDED GLASS INSERTS TO 5 DOORS (4 PHONE ROOMS AND ENTRY DOOR)

REVISED FLOOR PLAN INCREASED GWB PARTITIONS BY APPROXIMATELY 50-FEET

ADDED CLOSET DOORS TO MATCH OTHERS - FOR NEW CLOSET

SUBTOTAL ( ADDITIONAL COST)	$71,149 APPROVED

ITEM #2 - ALTERNATE CEILING GRID AND TILE THROUGHOUT SPACE
OPTION A - SUPPLY AND INSTALLSUPRAFINE GRID AND CALLA BEVELED TEGULAR 9/16” A2824SE, IN PLACE OF BUILDING STANDARD TILE AND GRID (PER MARIAM ORDER 2547751)
SUBTOTAL ( ADDITIONAL COST)	$22,112 PENDING
** TENANT TO CONFIRM IF CHOOSING OPTION A WITH 48 HOURS OF LEASE SIGNING

ITEM #3 - FRONT ENTRY
REMOVE EXISTING FRONT ENTRY DOOR AND SIDELIGHT AND REPLACE WITH GLASS WALL AND FRAMELESS ENTRY DOOR
SUBTOTAL	$10,000 APPROVED

ITEM #4 - FLOORING

SUPPLY AND INSTALL FLOORING SCHEME BASED ON HALEY’S EMAIL/SPECS RECEIVED ON MARCH 25TH (INSTEAD OF BUILDING STANDARD QUICK SHIP INSTALLATION)

- Mohawk glue down lvt - Morikato 911 Ukiyo - installed in herringbone pattern in open areas (kitchen, lounge, bars, hallway) and straight in conference room.

- Work station area (Option 1) Mohawk carpet tile - Zip it - 955 Skinny in half lap install

- Mohawk carpet tile - conference rooms and phone booths - 566 Distinguished - installed in herringbone pattern

SUBTOTAL ( ADDITIONAL COST)	$18,201 APPROVED

ITEM #5 - KITCHEN COUNTER TOP UPGRADE TO WILSONART SOLID SURFACE
- OPTION A - Upgrade laminate counter tops in kitchen to Wilsonart solid surface - Designer White
SUBTOTAL (ADDITIONAL COST)	$1,940 APPROVED

ITEM #6 - ACCOMODATIONS FOR FLOOR BOXES AND WALL MOUNT TELEVISIONS
- Provide labor and materials to core floor and provide power in 8 locations (data wiring and floor boxes by others)
SUBTOTAL (ADDITIONAL COST)	$9,707 APPROVED
- Provide labor and material to mount (5) wall mount TV’s including installing (1) duplex power outlet and wood blocking for each (mounting brackets and other cabling not included).
SUBTOTAL (ADDITIONAL COST)	$1,517 APPROVED

ITEM #7 - DRY BAR NEAR TREMONT STREET SIDE
- OPTION B - Supply and install approximately 12’ of base cabinets and Wilsonart solid surface - Designer White counter tops to match kitchen area
SUBTOTAL (ADDITIONAL COST)	$5,816 APPROVED

Notes:
- Haley to address counters in phone rooms. Not included in this pricing.
- Kitchen cabinets are Synergy Building Standard Cabinets - Wolf Dartmouth
- Counter top pricing is based on standard depth counters

EXHIBIT D

CONCEPT PLAN

EXHIBIT E

BUILDING FINISH SPECIFICATIONS

(CONSISTING OF 4 PAGES, INCLUDING THIS PAGE)

BUILDING FINISH

SPECIFICATION

Building Standards

Finish Specification Building Standards 100 Franklin Street, Suite 200 Boston, MA, 02110

Tenant Standards

*The specified standards below are to be met, where applicable on new tenant improvement work only; existing conditions to remain unless otherwise noted in the lease agreement.

Wall Construction

•	New interior walls shall be constructed of 2 1⁄2” or 3-5/8” metal studs with 5/8” gypsum wallboard on both sides

•	Interior walls shall extend to 6” above the ceiling grid

•	Conference Room walls to extend to the underside of structure above

•

New demising and corridor walls shall be constructed of 3-5/8” metal studs with 5/8” gypsum board on each side and 3-1/2” fiberglass insulation between studs. Walls to extend to the underside of structure above. Walls to be fire rated as required by code.

Carpeting

Manufacturer: Bigelow (Quick Ship)

Type: Modular (Ounce Range 26-28)

Comment: All open office areas, private offices, and conference rooms shall receive carpet, using industry standard installation

Base

Manufacturer: Johnsonite 4”

Color: TBD

Vinyl Composite Tile

Manufacturer: Armstrong

Color + Finish: TBD

Comment: Kitchen/break rooms, copy rooms, server rooms, and janitor closets shall receive 12”x12” vinyl composite tile

Lighting (Direct Indirect - 2x2 & 2x4)

Manufacturer: Columbia or equivalent

Color + Finish: White

Lighting (Pendant)

Manufacturer: Alera CRV or equivalent

Color + Finish: White

Finish Specification Building Standards 100 Franklin Street, Suite 200 Boston, MA, 02110

Suspended Ceilings

Ceiling Tile

Manufacturer: USG or equivalent (2x2 or 2x4)

Model: 4221 or equivalent

Comment: Acoustical ceiling tiles to be installed with 15/16” Suspension Grid System

*Ceiling grid and tiles may vary when matching existing or existing is to remain

Paint

Manufacturer: Benjamin Moore

Color + Finish: TBD

Comment: All painted surfaces to receive (1) coat of primer and (2) coats of finish. Up to 3 wall colors (Locations TBD on Final plans)

Millwork

•	Base and wall cabinets and counters to be provided by Landlord, up to 8’ for kitchen/break room

•	Base and wall cabinets and counters to be provided by Landlord, up to 6’ for copy room

Laminate Counter Top

Manufacturer: Wilsonart Laminate

Color + Finish: TBD

Comment: Layout as Determined on Final Plans

Cabinet

Manufacturer: Wolf Home Products

Model: Dartmouth

Color: TBD

Comment: Layout as Determined on Final Plans. Doors and drawer Knobs/pulls selection to be Standard

Electrical

•	(2) receptacles per office

•	Quad receptacles for Office Equipment up to 3 locations

•	One electrical duplex receptacle shall be provided at 20’-0” on center in corridors.

•	GFCI Outlets in Kitchen/wet areas

•	All tel/data wiring above ceiling must be plenum rated and is to be provided by tenant.

Appliances

•	All kitchen appliances supplied by tenant

Doors

•	Solid Core Wood dimensioned 1 3⁄4” x 3’-0” x 7’-0”

•	Paint grade

Finish Specification Building Standards 100 Franklin Street, Suite 200 Boston, MA, 02110

Frames

•	Frames to be H.M. knockdown type

Hardware

•	Cylindrical Lockset with Master Key System for suite entry doors

•	Passage sets for closets, storage areas, kitchens, conference rooms and offices

Tenant Responsibilities

•	Furniture

•	Appliances

•	Tel/Data Equipment and associated cabling/conduit

•	Floor coring and/or floor boxes to supply power and/or data to any tenant equipment, workstations or furniture

•	Audio Visual/Media Equipment devices and associated mounting and/or cabling

•	Server room Cooling System

•	Electronic Security systems including:

•	Surveillance equipment and associated mounting and/or cabling

•	Proximity readers and associated cabling and/or mounting

•	Door release buttons and associated cabling and/or mounting

•	Electronic door locks and associated wiring

*	Landlord will provide power for the above mentioned tenant items. Excluding A/V and Media Equipment.

EXHIBIT F

FORM OF COMMENCEMENT DATE CERTIFICATE

                , 2015

TO:

RE:

Lease Agreement by and between NS 141 Tremont LLC, a Massachusetts limited liability company (“Landlord”) and peerTransfer Corporation, a Delaware corporation (“Tenant”) dated             ,2015 (the “Lease”) for the premises (the “Premises”) measuring approximately 5,473 rentable square feet located on the tenth (10th) floor of the building known and numbered as 141 Tremont Street, Boston, MA (the “Building”)

Dear [insert Tenant’s name]:

This letter shall constitute the Commencement Date Certificate referenced in Section 4 of the above-referenced Lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	Possession has been delivered to and accepted by Tenant.

2.

All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been fully performed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid in accordance with the terms of the Lease.

3.	The Commencement Date is [insert date].

4.	The Expiration Date is [insert date].

5.	Payment of Base Rent as set forth in Section 1 of the Lease shall commence in full force and effect as of [insert date].

6.

Payment of (a) Tenant’s Share of Taxes as set forth in Sections 1 and 6 of the Lease shall commence in full force and effect as of [insert date] and (b) Tenant’s Share of Operating Expenses as set forth in Sections 1 and 6 of the Lease shall commence in full force and effect as of [insert date].

7.	Tenant has prepaid rent in the amount of $ [insert amount], which shall apply to the period of [insert beginning date - insert end date].

8.	Tenant has deposited [security / letter of credit] in the amount of $ [insert amount].

9.

Please sign this Commencement Date Certificate and return it to Landlord. Tenant’s failure to return this Commencement Date Certificate within the ten (10) days after receipt hereof shall be deemed to be Tenant’s acceptance of this Commencement Date Certificate, including without limitation the Commencement Date and the Expiration Date contained herein.

LANDLORD:

NS 141 TREMONT LLC,

a Massachusetts limited liability company

By:	Synergy Financial LLC,

a Massachusetts limited liability company,

Property Manager and Authorized Agent

By:

David Greaney, Manager

TENANT:

PEERTRANSFER CORPORATION,

a Delaware corporation

By:
Name:
Title:
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE]